UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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BJ’s Wholesale Club Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

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BJ's

Proxy Statement and Notice of 2024 Annual Meeting

Dear fellow
shareholder:
BJ’s Wholesale Club Holdings, Inc. 2024 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Thursday, June 20, 2024, at 8:00 a.m., Eastern Time. The Annual Meeting will be held solely by means of remote communication in virtual meeting format. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/BJ2024 where you will be able to listen to the Annual Meeting live, submit questions and vote.
All shareholders of record of our common stock at the close of business on April 29, 2024, the record date, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions on the notice and access card or proxy card you received as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your voting instructions prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares during the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement accompanying this letter.
Thank you for your continued support.
Sincerely,

Bob Eddy Chairman and chief executive officer
May 9, 2024

BJ’S WHOLESALE CLUB HOLDINGS, INC. 2024 PROXY STATEMENT
Notice of annual meeting
of shareholders
Date Thursday, June 20, 2024
Time 8:00 a.m. Eastern Time
Place www.virtualshareholdermeeting.com/BJ2024
Record date April 29, 2024
Availability of materials The proxy statement and our Annual Report for the fiscal year ended February 3, 2024 are available at www.proxyvote.com
Your vote is important
To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:
Internet Online at www.proxyvote.com
Telephone Call 1 (800) 690-6903
Mail Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope
QR code Scan this QR code. Additional software may be required for scanning
Items of business
1. Election of nine director nominees
2. Approve, on an advisory (non-binding) basis, the compensation of our named executive officers
3. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2025
4. To transact such other business, if any, as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof
The board of directors of the company recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” each of the other proposals. The full text of these proposals is set forth in the accompanying proxy statement. Registered shareholders of the company at the close of business on the record date are eligible to vote at the meeting.
We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the meeting and appointing a proxy under “Questions and answers about the Annual Meeting and voting” on page 51 of the proxy statement. This notice of annual meeting and proxy statement are first being distributed or made available, as the case may be, on or about May 9, 2024.
By order of the board of directors,

Graham N. Luce
Secretary
May 9, 2024

PROXY SUMMARY
This summary highlights information contained in the Proxy Statement and does not contain all of the information you should consider before casting your vote. We encourage you to read the entire Proxy Statement carefully before voting.

Voting matters
Proposal		Board recommendation	Page reference
1.	Election of nine director nominees	FOR each nominee	9
2.	Approval, on an advisory (non-binding) basis, of compensation of our named executive officers	FOR	17
3.	Ratification of appointment of independent registered public accounting firm	FOR	45
Governance practices
highlights
✔ 8 of 10 current directors are independent	✔ Executive and director stock ownership requirements
✔ Lead (independent) director	✔ Clawback policy
✔ Independent chairs of board committees	✔ Prohibition on hedging or pledging company stock
✔ Annual board and committee evaluations	✔ No shareholder rights plan, aka “poison pill”
✔ Annual election of directors	✔ No supermajority vote requirements in the company’s charter and bylaws
Directors
Our directors bring a mix of backgrounds and possess a broad range of skills and expertise that position the board to effectively oversee the company’s business. The matrix below summarizes key types of experience, qualifications, attributes and skills we value in directors and consider in evaluating the composition of our Board of Directors (the “board”).
	Chris Baldwin[1]	Darryl Brown	Bob Eddy	Michelle Gloeckler	Maile Naylor	Steve Ortega	Ken Parent	Chris Peterson	Marie Robinson	Rob Steele
Current or former public company CEO
Financial expert
eComm or digital experience
Information technology experience
Marketing, PR or brand management experience
Human capital, organization development or executive compensation experience
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	Chris Baldwin[1]	Darryl Brown	Bob Eddy	Michelle Gloeckler	Maile Naylor	Steve Ortega	Ken Parent	Chris Peterson	Marie Robinson	Rob Steele
Supply chain experience
Credit and payments experience
Consumer packaged goods experience
Fuel experience
Retail experience
Multi-unit experience
Investor relations experience
Ethnically diverse
Female
Non-BJ’s public company board experience
(1)	Chris Baldwin has notified the board that he shall not seek re-election at the end of his current term ending in June 2024.
Director nominees
Name	Age(1)	Director since	Independent	Committee memberships
Darryl Brown	61	2021		Nominating and corporate governance (chair); compensation
Bob Eddy	51	2021	-	-
Michelle Gloeckler	57	2019		Nominating and corporate governance
Maile Naylor	50	2019		Audit; nominating and corporate governance
Steve Ortega	62	2023		Audit; compensation
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Name	Age(1)	Director since	Independent	Committee memberships
Ken Parent	65	2011		Compensation (chair)
Chris Peterson	57	2018		Audit (chair); compensation
Marie Robinson	56	2023		Audit
Rob Steele(2)	68	2016		Audit
(1)	Ages of director nominees are as of May 9, 2024
(2)	Lead independent director
Snapshot of board composition
Supermajority is independent	Tenure is well-balanced
Shareholder interests are protected

Eight of our nine director nominees are independent. Bob Eddy is not independent.

An independent board helps to ensure that the directors exercise independent judgment, are willing to question management and are best suited to represent and protect the interest of shareholders.

We believe shareholders benefit from effective board refreshment

The board strives to achieve a balance of service on the board through a mix of new members and perspectives and members with longer tenure with institutional knowledge, as reflected by our director nominees.

Board is diverse

We believe shareholders benefit from existence of diverse views
Of the nine director nominees, three are ethnically diverse. In addition, three of our director nominees are female. The board strives for a proper combination of skill sets and diversity of experience, gender, race and thought to successfully govern the company’s execution of its strategic priorities. We believe the current board composition provides a diverse set of viewpoints and experiences that benefits shareholders.
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Director and executive stock ownership guidelines
Position	Stock ownership guidelines
Chief executive officer	5x annual base salary
Executive vice president	3x annual base salary
Senior vice president	1x annual base salary
Non-employee director	5x annual cash retainer, excluding committee retainers or retainers paid for service as lead director
Shareholder engagement

We perform shareholder outreach throughout the year to engage on environmental, social and governance (“ESG”) topics that are important to them. During fiscal year 2023, we requested meetings with shareholders representing 65.4% of shares outstanding (as of June 30, 2023). The results of our shareholder outreach are reported to the board.
Team member diversity*
We have over 32,000 diverse and amazing team members, exclusive of contingent workers. We believe that the diversity of our team members plays a vital role in the company’s culture and improves our ability to deliver growth and profitability.

*Above team member statistics are as of February 3, 2024.
We have an inclusion & diversity council which is comprised of a cross-functional team representing diversity in backgrounds, ethnicity, gender and self-identification. This council is responsible for identifying and driving actions and initiatives to advance the company’s inclusion and diversity mission.
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This proxy statement (this “Proxy Statement”) and our annual report for the fiscal year ended February 3, 2024 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished to you by and on behalf of the board in connection with our 2024 annual meeting of shareholders (the “Annual Meeting”). References herein to “fiscal year 2021”, “fiscal year 2022”, “fiscal year 2023”, “fiscal year 2024”, “fiscal year 2025” refer to the 52 weeks or 53 weeks, as applicable, ending January 29, 2022, January 28, 2023, February 3, 2024, February 1, 2025 and January 31, 2026, respectively. As used herein, the terms “company”, “BJ’s”, “we”, “us” or “our” refer to BJ’s Wholesale Club Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. This Proxy Statement and Annual Report are first being distributed or made available, as the case may be, on or about May 9, 2024.
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CORPORATE GOVERNANCE
The board is responsible for providing oversight over the company and its senior executives and has adopted policies and processes to enable effective oversight. The following sections provide an overview of our corporate governance structure and other key aspects of our board.

The board has adopted corporate governance guidelines. A copy of these corporate governance guidelines can be found in the “Governance Documents” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com, or by writing to our secretary at our corporate offices.
Corporate governance practices
The company has a history of strong corporate governance. We are committed to governance policies and practices that serve the interests of the company and its shareholders. Over the years, our board has evolved our practices in the interest of our shareholders. Our governance practices and policies address the following topics, among others:
•  Board independence and qualifications
•  Executive sessions of directors
•  Board leadership structure
•  Director qualification standards
•  Director orientation and continuing education
•  Limits on board service
•  Change of principal occupation
•  Term limits
•  Director responsibilities
•  Director compensation
•  Conflict of interest

•  Board access to management
•  Board access to independent advisors
•  Board and committee self-evaluations
•  Board meetings
•  Meeting attendance by directors and non-directors
•  Meeting materials
•  Board committees, responsibilities and independence
•  Succession planning
•  Risk management
•  Insider trading

Board leadership structure
Our bylaws provide the board with flexibility to combine or separate the positions of chairperson of the board and chief executive officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the company and its shareholders, and the company has operated under both structures in the past. In addition, our corporate governance guidelines provide that, in order to maintain the independent integrity of the board, if the chairperson of the board is a member of management or does not otherwise qualify as an independent director, the independent members of the board may appoint an independent director to serve as lead director.
The board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company's size, industry, operations, history and culture. Accordingly, the board, with the assistance of the nominating and corporate governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our shareholders.
Mr. Eddy is a seasoned executive with more than 17 years of executive leadership experience. He has deep financial and operational experience and extensive knowledge of the company and its growth strategy, the industry and risk management practices gained from various executive and leadership roles. Our board has determined that it continues to be in the best interests of the company and its shareholders to maintain the combined role of chairman of the board and chief executive officer and re-appoint Mr. Eddy as chairman and chief executive officer of the company. The independent directors believe that having Mr. Eddy serve as chairman and chief executive officer promotes clear accountability and strong leadership, with one person setting the tone for the company’s employees, investors, customers and other stakeholders, and reflecting the optimal balance between independent oversight of management and unified leadership. The board further believes that the company’s chief executive officer is best situated to serve as chairman because he is most familiar with the company’s business and industry, and most capable of effectively providing the unified leadership referenced above by identifying strategic priorities and carrying out the execution of the company’s strategy and business plans. As examples, Mr. Eddy demonstrated his critical leadership after the untimely passing of the company’s former Chief Executive Officer Lee Delaney as well as in the company’s responses to the rapidly evolving environment due to the COVID-19 pandemic and the economic volatility and market shifts that followed. To ensure the appropriate level of oversight between our independent directors and the chief executive officer, Mr. Steele will continue to serve as the lead independent director as set forth
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in our corporate governance guidelines. The board continues to expect that the lead director role will enhance and provide further assurances to our shareholders regarding the strong independent oversight exercised by the board. Mr. Steele was appointed lead director in May 2019 by the independent members then serving on the board and has extensive knowledge and experience of the company. As lead independent director, Mr. Steele presides over all meetings of the board at which the chairman of the board is not present, including executive sessions of independent directors; approves board meeting schedules and agendas; and acts as the liaison between the independent directors and the chairman of the board. The board believes that it has been able to, and will continue to, provide effective independent oversight of its business and affairs, including risks facing the company through the role of lead independent director, the independent committees of the board, the overall composition of the board and contributions from all of the independent directors and other corporate governance policies in effect.
Director independence
Under our corporate governance guidelines and the New York Stock Exchange (the “NYSE”) rules, a director is not independent unless the board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules. The board has affirmatively determined that each of our directors, other than Mr. Eddy and Mr. Baldwin, qualifies as independent under the applicable NYSE rules.
In arriving at the foregoing independence determinations, the board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. In making the director independence determinations regarding both Messrs. Peterson and Steele, the board considered that Mr. Peterson serves as an executive officer and that Mr. Peterson and Mr. Steele(1) serve on the board of directors of Newell Brands, Inc., respectively, one of the company’s vendors and from whom we purchase products in the ordinary course of business, on arm’s-length terms, in amounts and under other circumstances that the board determined did not affect Messrs. Peterson and Steele’s independence. In fiscal year 2023, the company’s payments to Newell Brands, Inc. were less than 1% of Newell Brands Inc.’s net sales, and Messrs. Peterson and Steele had no direct or indirect material interest in the sales Newell Brands, Inc. makes to the company.
Board committees
The board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of the board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.
Director	Audit committee	Compensation committee	Nominating and corporate governance committee
Darryl Brown		⬤	Chair
Michelle Gloeckler			⬤
Maile Naylor	⬤		⬤
Steve Ortega	⬤	⬤
Ken Parent		Chair
Chris Peterson	Chair	⬤
Marie Robinson	⬤
Rob Steele	⬤
(1)	Mr. Steele resigned from the board of directors of Newell Brands, Inc. effective May 7, 2024.
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Audit committee
Members All independent Chris Peterson (chair) Maile Naylor Steve Ortega Marie Robinson Rob Steele
Our audit committee is responsible for, among other things:
•   assisting the board with its oversight of our accounting and financial reporting process and financial statement audits;
•   assisting the board with its oversight of our disclosure controls procedures and our internal control over financial reporting;
•   assessing the independent registered public accounting firm’s qualifications and independence;
•   engaging the independent registered public accounting firm;
•   overseeing the performance of our internal audit function and independent registered public accounting firm;
•   overseeing risk management processes related to cyber security;
•   assisting with our compliance with legal and regulatory requirements in connection with the foregoing;
•   assisting the board with its risk oversight, including succession planning;
•   assisting the board with its oversight of our ESG strategy; and
•   reviewing related party transactions.

Oversees the company’s accounting, auditing, financial reporting practices, internal controls and ESG strategy.
All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. The board has affirmatively determined that each of Mses. Naylor and Robinson and Messrs. Peterson, Ortega and Steele qualifies as “independent” under the NYSE’s standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), applicable to audit committee members. In addition, the board has determined that each of Ms. Naylor and Mr. Peterson qualifies as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
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Compensation committee
Members All independent Ken Parent (chair) Darryl Brown Steve Ortega Chris Peterson
Our compensation committee is responsible for, among other things:
•   reviewing and approving corporate goals and objectives with respect to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of these goals and objectives and setting compensation;
•   reviewing and setting or making recommendations to the board regarding the compensation of our other executive officers and overseeing an evaluation of the performance of other executive officers;
•   reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements or change-in-control agreements;
•   reviewing and making recommendations to the board regarding director compensation;
•   reviewing and approving or making recommendations to the board regarding our incentive compensation and equity-based plans and arrangements, and the granting of stock and other equity awards under such plans;
•   appointing and overseeing any compensation consultants;
•   reviewing and discussing the results of the most recent shareholder advisory vote on executive compensation and reviewing and recommending to the board for approval the frequency with which the company will conduct such votes, taking into account such results;
•   periodically considering the adoption of a policy for recovering incentive-based compensation from executive officers; and
•   periodically reviewing compensation policies and programs and assessing whether they are reasonably likely to have a material adverse effect on the company by encouraging excessive risk-taking.

Oversees the company’s compensation policies and programs.

The board has determined that each of Messrs. Brown, Ortega, Parent and Peterson qualify as “independent” under NYSE’s heightened standards applicable to compensation committee members and each of Messrs. Parent and Peterson qualifies as a “Non-Employee Director” as defined in Section 16b-3 of the Exchange Act.
The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any consultant, counsel or advisor retained by the compensation committee.
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Nominating and corporate governance committee
Members All independent Darryl Brown (chair) Michelle Gloeckler Maile Naylor
Our nominating and corporate governance committee oversees and assists the board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee is responsible for, among other things:
•   identifying individuals qualified to become members of the board, consistent with criteria approved by the board, except where the company is otherwise required to provide third parties with the right to designate directors;
•   recommending to the board the nominees for election to the board at annual meetings of our shareholders;
•   overseeing the annual self-evaluations of the board and its committees; and
•   developing and recommending to the board a set of corporate governance guidelines and principles.

Oversees the company’s corporate governance structure and practices.
The board has determined that each of Mr. Brown and Mses. Gloeckler and Naylor qualifies as “independent” under applicable NYSE rules for purposes of serving on the nominating and corporate governance committee.
Director nominations process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the board and its committees. In considering whether to recommend any particular candidate to serve on the board or its committees or for inclusion in the board’s slate of recommended director nominees for election at the annual meeting of shareholders, the nominating and corporate governance committee considers the criteria set forth in our corporate governance guidelines.
Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; strong finance experience; relevant social policy concerns; experience relevant to the company’s industry; experience as a board member or executive officer of another publicly-held company; relevant academic expertise or other proficiency in an area of the company’s operations; diversity of expertise and experience in substantive matters pertaining to the company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the board.
We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The board evaluates each individual in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. However, the board recognizes the value of a diverse board and thus has included diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, as factors that will be taken into consideration by the nominating and corporate governance committee when evaluating the suitability of, and recommending, candidates for election by shareholders, and by the board in approving such candidates.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the board, management, shareholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm to assist it in identifying candidates to serve as directors of the company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the board evaluation process and other perceived needs of the board.
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When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board to satisfy its oversight responsibilities effectively in light of our business and structure, the board focused primarily on the information discussed in each of the board member’s biographical information set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by shareholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for shareholders to recommend director nominees. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the secretary, BJ’s Wholesale Club Holdings, Inc., 350 Campus Drive, Marlborough, Massachusetts 01752. All recommendations for nominations received by the secretary that satisfy our bylaws' requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Shareholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the heading “Shareholder Proposals and Director Nominations.”
Board role in risk oversight
The board has overall responsibility for risk oversight, including, as part of regular board meetings, general oversight of executives’ management of risks relevant to the company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the board in reviewing our business strategy is an integral aspect of the board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the company. The Chief Information Officer and the VP of IT Security and Compliance provide an annual cybersecurity update to the board. While the full board has overall responsibility for risk oversight, it is supported in this function by its various committees, including principally its audit committee. Each of the committees regularly reports to the board.
The audit committee, pursuant to its charter, is responsible for overseeing risk management processes related to cybersecurity. The audit committee assists the board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes the key areas of risk and the relevant mitigating factors for the board.
The compensation committee assists the board by overseeing and evaluating risks related to the company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The compensation committee periodically reviews the company’s compensation policies and programs and assesses whether such policies and programs are reasonably likely to have a material adverse effect on the company by encouraging excessive risk-taking. The nominating and corporate governance committee assists the board by overseeing and evaluating programs and risks associated with board organization, membership and structure, and corporate governance, as well as coordinates, along with the chairman of the board, succession planning discussions. In addition, the board receives periodic detailed operating performance reviews from management.
Given its role in the risk oversight, the board believes that any leadership structure that it adopts must allow it to effectively oversee the executives' management of the risks relating to our operations. Although there are different leadership structures that could allow the board to effectively oversee the management of such risks, and while the board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the board selected its current leadership structure over other potential alternatives. See the discussion under the heading “Board leadership structure” above for a discussion of why the board has determined that its current leadership structure is appropriate.
Environmental, social and governance
Our board recognizes that mitigating ESG risks is fundamental to driving long-term shareholder value.
We made meaningful progress on ESG matters throughout fiscal year 2023. Most notably:
•	the audit committee holds oversight responsibility for risks and opportunities related to ESG issues;

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•
at the management level, our executive vice president and general counsel leads our ESG steering committee and regularly updates the broader executive team, the audit committee, and the full board. The ESG steering committee plays a critical role in defining and driving our ESG strategy to ensure it aligns with our business priorities and shareholder imperatives; and

•
to deliver on our mandate to communicate transparently on our ESG efforts, we intend to report on material ESG matters annually. Our most recent report is available on our website at: https://www.bjs.com/esg.

The information contained on our website or that can be accessed through our website is not incorporated by reference and should not be considered a part of this Proxy Statement.
Shareholder engagement
We regularly engage in outreach efforts with our shareholders. During fiscal year 2023, we requested meetings with shareholders representing 65.4% of shares outstanding and ultimately met by phone or videoconference with shareholders representing approximately 27.2% of shares outstanding and received feedback via e-mail from three additional investors for a total of 27.9%. We provided an open forum to each shareholder to discuss and comment on our compensation, governance, ESG and other business practices. Overall, we received constructive feedback from shareholders. The company intends to maintain ongoing relationships with our shareholders as understanding our shareholders’ views is a priority for both our board and management team.
Human capital
As of February 3, 2024, we had over 32,0001 full-time and part-time employees, whom we refer to as team members. None of our team members are represented by a union.
Team member engagement. We provide all team members with the opportunity to share their opinions and feedback on our culture through a survey that is performed every year. Results of the survey are measured and analyzed to enhance the team member experience, promote retention of team members, drive change and leverage the overall success of our company.
Diversity. We strive to foster a work environment that includes and embraces diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience. As of the end of fiscal year 2023, 43% of our total workforce were women and 53% were minorities. During fiscal year 2023, 40% of our new hires were women and 62% of our new hires were minorities. We have a zero-tolerance policy on discrimination and harassment and have several systems under which team members can report incidents confidentially or anonymously and without fear of reprisal. We have an inclusion and diversity council which is comprised of a cross-functional team representing diversity of backgrounds, ethnicity, gender and self-identification. This council is responsible for identifying and driving actions and initiatives to advance the company’s inclusion and diversity mission. The company also implemented new hiring guidelines requiring a diverse slate of candidates be considered for all director-level and more senior roles within the company. In addition, the interview panel must be diverse for screening hiring of director-level and more senior hires within the company.
Total rewards. We believe our team members are the key to our success and we offer competitive programs to meet the needs of our colleagues and their families. Our programs include annual incentives, 401(k) plans, stock awards, an employee stock purchase plan, paid time off, flexible work schedules, family leave, team member assistance programs, and more, based on eligibility criteria. In addition, beginning in
2023, we made available to directors and more senior team members a retirement program called the non-qualified deferred compensation plan where executives are able to take advantage of a tax deferment retirement vehicle for base and incentive pay. We take the health and wellness of our team members seriously. We provide our eligible team members with access to a variety of innovative, flexible and convenient health and wellness programs. Additionally, the company provides resources, such as an onsite chiropractor, a health clinic and access to a fitness center for team members. Such programs are designed to support team members' physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors. The company also provides team members with comprehensive medical benefits, dental, and behavioral and mental wellness benefits.
Team member development. Training and development programs for our team members help retain and advance them into future roles with the company. We provide online and on-the-job training through innovative delivery tools which are easy to use and focused on the core skills needed to be successful at the company. We provide several management and leadership programs that develop and educate our leaders so they can provide the best work environment and growth opportunities to all our team members. The company has continued its Accelerating and Cultivating Excellence program (“ACE”) which highlights high performing and high potential female leaders. Participants work through cohort-based leadership development and gain exposure to executives from across the company. The company also re-launched its Employee Resource Groups in 2023, offering team member-led communities centered around shared backgrounds, perspectives and experiences.
Community involvement. We have a long and proud history of investing in the communities where we live and work. BJ’s Charitable Foundation (the “foundation”) was established with the mission to enrich every community BJ’s serves. The foundation supports nonprofit organizations that primarily benefit the underprivileged in the areas of hunger prevention
[1]	This figure excludes approximately 2,000 contingent workers.
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and education. Throughout the year, the foundation makes multiple direct donations from the company to support food banks and pantry programs in communities that our clubs serve.
Committee charters and corporate governance guidelines
Our corporate governance guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the “Governance Documents” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com, or by writing to our secretary at our corporate offices.
Code of business ethics
We have adopted a code of business ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our code of business ethics is available under the “Governance Documents” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com, or by writing to our secretary at our corporate offices. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business ethics on our website rather than by filing a current report on form 8-K.
Anti-hedging and anti-pledging policy
The board has adopted an insider trading compliance policy, which applies to all of our directors, officers and certain designated employees. The policy prohibits our directors, officers and certain designated employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities and also prohibits the pledging of the company’s securities as collateral to secure loans. None of our NEOs has engaged in any hedging transactions with respect to our common stock or pledged any of his or her shares of common stock in the company.
Board and committee meetings and attendance
During fiscal year 2023, the board met four times, the audit committee met seven times, the compensation committee met five times and the nominating and corporate governance committee met four times. During fiscal year 2023, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the board held during the period for which he or she was a director and (2) the total number of meetings for all committees of the board on which he or she served during the periods that he or she served.
Executive sessions
Our corporate governance guidelines require that the board hold executive sessions, which are meetings of the non-management members of the board, at least twice per year, and that our independent directors meet in a private session that excludes management and any non-independent directors at least once per year. Details of our executive session practices can be found in the “Board of Directors” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com.
Director attendance at annual meetings of shareholders
We do not have a formal policy regarding the attendance of our board members at our annual meetings of shareholders, but we expect all directors to make every effort to attend any meeting of shareholders. All members of the board then serving attended the 2023 annual meeting of shareholders.
Communications with the board
Any shareholder or any other interested party who desires to communicate with the board, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the secretary at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752. The secretary will forward the communication to the appropriate director or directors.
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Proposal 1: Election of nine director nominees
Our board currently consists of ten directors, each of whom has a term that expires at the Annual Meeting. Since our 2023 annual meeting of stockholders, the number of directors that constitute our board increased from eight to ten as a result of the appointment of each of Mr. Ortega and Ms. Robinson as directors on June 16, 2023. Mr. Ortega and Ms. Robinson, director nominees who have not previously stood for election, were initially identified as potential candidates for election to the board by a third-party search firm that was retained by our nominating and corporate governance committee to assist in the identification and evaluation of director candidates.

Based on an evaluation in accordance with our standard review process for director candidates and the recommendation of the nominating and corporate governance committee, the board has nominated each of the current board members to stand for re-election at the Annual Meeting, except for Christopher Baldwin, who will not be standing for re-election as a member of the board. Upon the expiration of Mr. Baldwin’s term as a director at the Annual Meeting, the number of directors that will constitute the board will be decreased from ten to nine. The individuals elected to the board will serve for a one-year term expiring at the annual meeting of shareholders to be held in 2025 (the “2025 Annual Meeting”) and until the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

The board unanimously recommends that you vote “FOR” the election of each of the director nominees.
We believe that all of our directors and nominees display personal and professional integrity, satisfactory levels of education and/or business experience, broad-based business acumen, an appropriate level of understanding of our business and its industry and other industries relevant to our business, the ability and willingness to devote adequate time to the work of the board and its committees, skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company, strategic thinking and a willingness to share ideas, a diversity of experiences, expertise and background and the ability to represent the interests of all of our shareholders.
Each director nominee is currently serving as a director of the company. We have no reason to believe that any director nominee will be unable or unwilling to serve, if elected. If, however, prior to the Annual Meeting, the board should learn that any director nominee is unable or unwilling to serve as a director for any reason, and if the board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the board. Alternatively, the persons named as proxies, at the board’s discretion, may vote for that fewer number of nominees as results from the inability of any nominee to serve.
Generally, vacancies or newly created directorships on the board will be filled only by vote of a majority of the directors then in office and will not be filled by the shareholders, unless the board determines by resolution otherwise.
Board recommendation
The board unanimously recommends you vote FOR the election of each of its nominees, Darryl Brown, Bob Eddy, Michelle Gloeckler, Maile Naylor, Steve Ortega, Ken Parent, Chris Peterson, Marie Robinson and Rob Steele, as a director to hold office until the 2025 Annual Meeting and until his or her successor has been duly elected and qualified.
The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills, in addition to those set forth above that led the board to the conclusion that such individual should serve as a director in light of our business and structure.
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Director nominee biographies
Darryl Brown
Director since 2021 Independent 61 years old Nominating and corporate governance committee (chair) Compensation committee (member)
Darryl Brown has been a director of the company since 2021. Mr. Brown is an accomplished senior executive with more than 30 years of experience in consumer-packaged goods and financial services. Currently, he serves as president and chief executive officer of Shadowbrook Investments, LLC, a family-run private equity firm located in southwest Florida. Previously, he served as president, global corporate payments of American Express Company’s Americas division from 2012 to December 2016 and as executive vice president/GM global corporate payments from 2010 to 2012. Prior to joining American Express Company, he held a number of leadership positions at Kraft Foods, where he led the company’s North American retail sales and logistics organization. He holds a Master of Business Administration from Lake Forest Graduate School of Business and a bachelor’s degree of science in accounting from Lincoln University.

Mr. Brown currently serves on the board of Atradius Trade Credit Insurance, an insurance company. He previously served as an advisor and board member of Datanomers, an analytics company, from 2015 to January 2021.

Specific Expertise: Mr. Brown brings to the board a strong leadership track record from his current role as President and Chief Executive Officer of Shadowbrook Investments, LLC and prior leadership positions at American Express Company and Kraft Foods. The board benefits from his deep knowledge of marketing, brand management and the financial services and consumer packaged goods industries.

Bob Eddy
Director since 2021 Chairman and CEO 51 years old
Bob Eddy currently serves as chairman of the board, president and chief executive officer of the company. Mr. Eddy joined the company in 2007 as senior vice president, finance and was named executive vice president and chief financial officer in 2011 and served as executive vice president, chief financial and administrative officer from 2018 to April 2021 when he joined the board of directors and became president and chief executive officer. Mr. Eddy was named chairman of the board in June 2023. Prior to joining BJ’s, Mr. Eddy served retail and consumer products companies as a member of the audit and business advisory practice of PricewaterhouseCoopers LLP, in Boston and San Francisco. Mr. Eddy is a graduate of Babson College in Wellesley, Massachusetts, and Phillips Academy in Andover, Massachusetts.

Mr. Eddy currently serves as a member of the board of directors and Executive Committee of the National Retail Federation and the Boston Children’s Hospital Trust, and as a member of the board of directors of Dick’s Sporting Goods. From 2013 to 2017, Mr. Eddy chaired the Financial Executives Council of the National Retail Federation. He is also a member of the College Advisory Board for Babson College.

Specific Expertise: Mr. Eddy brings to the board a strong leadership track record from his previous roles as a member of the company’s senior leadership team. Given his current role as chief executive officer, Mr. Eddy also brings a broad understanding of the company’s business, operations and growth strategy. The board also benefits from his current and prior external executive leadership roles with the National Retail Federation, as well as his multi-unit expertise and significant experience in investor relations and executive compensation.

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Michelle Gloeckler
Director since 2019 Independent 57 years old Nominating and corporate governance committee (member)
Michelle Gloeckler has been a director of the company since 2019. Ms. Gloeckler is a retail executive with more than 30 years of experience in retail, consumer-packaged goods, merchandising, sourcing, manufacturing and strategy. Ms. Gloeckler previously served as interim chief executive officer at Holley Inc., a NYSE-listed designer, marketer and manufacturer of high-performance automotive aftermarket products. She was the executive vice president, chief merchant for Academy Sports & Outdoors, a sporting goods retailer, from August 2016 to January 2019. Ms. Gloeckler served as executive vice president of consumables, health and wellness at Walmart Inc., a NYSE-listed general merchandise retailer, from February 2009 to August 2016, where she led their health and wellness unit and U.S. manufacturing initiative. Prior to that, Ms. Gloeckler held leadership roles at The Hershey Company, a global confectionary manufacturer. She holds a bachelor's degree in communication and psychology from the University of Michigan.

Ms. Gloeckler has been a director of Duckhorn Portfolio, Inc., an NYSE-listed luxury wine company, since May 2021, of Holley Inc., an NYSE-listed automotive goods company, since July 2021, and of Pairwise Plants LLC, an agriculture technology company, since December 2021. She served on the board of Benson Hill, an agricultural technology company, from February 2019 to February 2021. She served as a member of The University of Michigan Dean’s Advisory Council from 2015-2022.

Specific Expertise: Ms. Gloeckler brings to the board significant experience from her service in senior executive and management positions at major corporations in the retail and consumer packaged goods industries. The board benefits from Ms. Gloeckler’s multi-unit expertise and experience in e-commerce, marketing, human capital and executive compensation. Ms. Gloeckler also brings an important perspective from her service as a director of another public company board.

Maile Naylor
Director since 2019 Independent 50 years old Audit committee (member) Nominating and corporate governance committee (member)
Maile Naylor has been a director of the company since 2019. Ms. Naylor has spent 25 years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an investment officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Naylor also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. She holds a bachelor's degree in finance from Boston University and is a CFA charter holder.

Ms. Naylor currently serves on the board of Laird Superfood, Inc., which is listed on the NYSE American, and is a member of the board of advisors of the Boston Ballet. She served as a member of the President’s Council of the Boston Children’s Museum from October 2019 to October 2022.

Specific Expertise: Ms. Naylor brings to the board a deep knowledge of the investment management industry based on her 25-year career at prominent investment institutions. The board benefits from Ms. Naylor’s extensive background in finance and her experience serving on the board of another public company.

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Steve Ortega
Director since 2023 Independent 62 years old Audit committee (member) Compensation committee (member)
Steve Ortega has been a director of the company since 2023. Mr. Ortega is an accomplished senior executive and board director with decades of deep retail and omnichannel experience. From 2019 through March 2024, he has served as chairman of the board of directors of Leslie’s Inc., a NASDAQ-listed company offering direct-to-consumer pool and spa care products and services. At Leslie’s Inc., Mr. Ortega also served as president and chief executive officer from 2017 to 2020; as president and chief operating officer from 2015 to 2017; as executive vice president, chief financial officer and chief operating officer from 2014 to 2015; and as executive vice president and chief financial officer from 2005 to 2014. Prior to joining Leslie’s Inc., he held a number of leadership positions at BI-LO, LLC, American Stores Company and Lucky Stores, Inc. He holds a bachelor’s degree in accounting from the University of Arizona.

Since 2021, Mr. Ortega also has served on the board of James Avery Artisan Jewelry, a multi-channel jewelry retailer.

Specific expertise: Mr. Ortega brings to the board significant retail and omnichannel experience. The board benefits from Mr. Ortega’s extensive experience holding leadership roles at multiple large retailers. Mr. Ortega also brings important perspective due to his prior service as the chairman of another public company board and his significant executive compensation experience.

Ken Parent
Director since 2011 Independent 65 years old Compensation committee (chair)
Ken Parent has been a director of the company since 2011. Mr. Parent served as special advisor to the chairman and chief executive officer of Pilot Flying J, the largest travel center operator in North America from January 2021 to April 2023. From 2014 to December 31, 2020, Mr. Parent served as president of Pilot Flying J. In this role, he oversaw all company functions, including human resources, technology, finance, real estate and construction. Mr. Parent also led strategic initiatives on behalf of Pilot Flying J. Prior to becoming president, he served as executive vice president, chief operating officer of Pilot Flying J from 2013 to 2014. Prior to that, Mr. Parent served as Pilot Flying J's senior vice president of operations, marketing and human resources from 2001 to 2013 where he managed store and restaurant operations, marketing, sales, transportation and supply and distribution. Mr. Parent holds a Master of Business Administration and a bachelor's degree in marketing from San Diego State University.

Specific Expertise: Mr. Parent brings to the board significant managerial and operational experience as a result of the various senior positions held during his over 20-year tenure at Pilot Flying J, including as President. The board also benefits from Mr. Parent’s multi-unit expertise and deep knowledge of the fuel and retail industries.

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Chris Peterson
Director since 2018 Independent 57 years old Audit committee (chair) Compensation committee (member)
Chris Peterson has been a director of the company since 2018. Mr. Peterson is currently president and chief executive officer as well as a director of the board at NASDAQ-listed Newell Brands, Inc., a consumer and commercial products producer. Mr. Peterson previously served as president and chief financial officer and president, business operations at Newell before assuming his current role in May 2023. Prior to this role, he was chief operating officer, operations at Revlon, Inc., a beauty products retail company, where he led the global supply chain, finance and IT functions from April 2017 to July 2018.

From 2012 to May 2016, Mr. Peterson was at Ralph Lauren, an apparel manufacturing company, where he was recruited as senior vice president, chief financial officer and later served as president, global brands. Prior to his time at Ralph Lauren, he spent 20 years at The Procter & Gamble Company in various roles of increasing responsibility, the latest of which was vice president and chief financial officer, global household care. Mr. Peterson has a bachelor’s degree from Cornell University in operations research and industrial engineering.

Specific Expertise: Mr. Peterson brings to the board significant finance and operations experience in the retail and consumer packaged goods industry through his current chief executive role at Newell Brands, Inc. and his prior positions at Ralph Lauren, Revlon and The Procter & Gamble Company. The board also benefits from Mr. Peterson’s multi-unit expertise and significant experience in investor relations and executive compensation.

Marie Robinson
Director since 2023 Independent 56 years old Audit committee (member)
Marie Robinson has been a director of the company since 2023. Ms. Robinson served as Sysco’s executive vice president and chief supply chain officer from March 2020 to September 2023. Previously she served as senior vice president, chief operations and transformation officer with Capri Holding Limited, the parent holding company of Michael Kors, Versace and Jimmy Choo and from May 2014 to December 2018 served as Senior Vice President, Corporate Strategy & COO for Michael Kors Holdings Limited. Ms. Robinson’s previous roles include senior vice president, chief logistics officer at Toys “R” Us from April 2012 to April 2014; senior vice president, supply, logistics and customer experience at The Great Atlantic & Pacific Tea Company, Inc. from December 2010 to March 2012; senior vice president, supply chain at Smart & Final Stores, LLC from July 2005 to November 2010; regional director at Toys “R” Us from July 2003 to June 2005; and regional vice president, logistics at Wal-Mart Stores, Inc. from January 1993 to April 2003. She began her career as a logistics officer for the U.S. Army and holds a bachelor’s degree in communications from the University of Alabama and a master’s degree in leadership and organizational studies from Azusa Pacific University.

She currently also serves as an independent director for Lazer Logistics and Voltera, both of which are EQT properties, and as an independent director and a member of Audit and HR Committees of Dakota Supply Group, an ESOP company.

Specific Expertise: Ms. Robinson brings to the board significant retail operations experience due to her 30 plus years at companies such as Wal-Mart Stores, Inc., Toys “R” Us, Inc., and Capri Holding Limited. The board benefits from Ms. Robinson’s deep knowledge in operations, logistics and transformation and significant executive compensation experience.

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Rob Steele
Director since 2016 Lead independent director 68 years old Audit committee (member)
Rob Steele has been lead independent director of the company since 2019. He currently serves on an advisory board for CVC, a private equity and investment advisory firm. He also serves on the board of Berry Global and served on the board of Newell Brands from 2018 to May 2024. From 2007 to 2011, Mr. Steele served as vice chairman of global health and well-being at The Procter & Gamble Company, retiring in 2011. Mr. Steele spent 35 years with The Procter & Gamble Company, where he served as group president of global household care, group president of North America, VP North America home care and in a range of brand management and sales positions. Mr. Steele holds a Master of Business Administration from Cleveland State University and a bachelor’s degree in economics from the College of Wooster.

Mr. Steele formerly served on the board of Kellogg Company from 2007 to 2012; the board of Beam Co. from 2012 to 2014; the board of Keurig Green Mountain, Inc. from 2013 to 2016; and as trustee of The St. Joseph Home for Handicapped Children from 1995 to 2012. He currently also serves on the board of Berry Global Group, Inc. and previously served on the board of directors of LSI Industries, Inc. from July 2016 to June 2019.

Specific Expertise: Mr. Steele brings to the board strong experience in the consumer packaged goods industry, including his long career at The Procter & Gamble Company, where he held several leadership positions. The board also benefits from Mr. Steele’s multi-unit expertise and significant experience in marketing and executive compensation.

Note: Chris Baldwin has notified the board that he shall not seek re-election at the end of his current term ending in June 2024.
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Director compensation
Our non-employee director compensation is intended to attract, retain and appropriately compensate highly qualified individuals to serve on the board. The board and/or the compensation committee review our non-employee director compensation policy annually.

The board is responsible for approving the compensation of our non-employee directors, provided that the compensation committee may make recommendations to the board with respect to non-employee director compensation. For fiscal year 2023, the company increased the additional retainer for lead director from $30,000 to $50,000 based on the increased level of responsibilities for such role following the combination of the roles of chairman of the board and chief executive officer by the board and to better align with peer group practices. No other changes were made to our non-employee director compensation.
The following table sets forth information concerning the compensation of our non-employee directors during fiscal year 2023. Mr. Eddy, our current chairman, president and chief executive officer was an employee of the company during fiscal year 2023 and, therefore, did not receive compensation for his service as a director. The compensation of Mr. Eddy is reflected in the Summary Compensation Table.
Director name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)	Total ($)
Chris Baldwin	115,499	149,982	265,481
Darryl Brown	116,822	149,982	266,804
Michelle Gloeckler	103,000	149,982	252,982
Maile Naylor	110,558	149,982	260,540
Steve Ortega(3)	68,193	149,982	218,175
Ken Parent	119,724	149,982	269,706
Chris Peterson	134,794	149,982	284,776
Marie Robinson(4)	64,371	149,982	214,353
Rob Steele	157,500	149,982	307,482
(1)
Represents amounts earned in fiscal year 2023 with respect to cash retainers. Mr. Baldwin earned $55,907 as non-executive chairman from January 29, 2023 through June 14, 2023 and $59,592 as non-employee director from June 15, 2023 through the end of fiscal year 2023. On January 18, 2024, Mr. Baldwin notified company that he has decided not to stand for re-election to the company’s board of directors at the Annual Meeting.

(2)
Represents the aggregate grant date fair value of restricted stock unit awards granted during fiscal year 2023, calculated as the closing price per share of our common stock on the NYSE on June 15, 2023 (i.e., $62.13), multiplied by the number of units granted, in accordance with ASC Topic 718. Please see “Executive Compensation—Compensation Discussion and Analysis—Tax and Accounting Considerations—Accounting for Stock-Based Compensation” for further information. As of the end of fiscal year 2023, each of the non-employee directors were granted 2,414 unvested restricted stock unit awards by the company as director compensation.

(3)	Represents fees earned from June 16, 2023, the date of Mr. Ortega’s appointment as a director.
(4)	Represents fees earned from June 16, 2023, the date of Ms. Robinson’s appointment as a director.
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Narrative disclosure to director compensation table
Pursuant to our non-employee director compensation policy, each non-employee director will receive a cash retainer for service on the board and for service on each committee on which the director is a member in the following amounts:
Annual retainer ($)
Board
All non-employee directors	95,000
Additional retainer for lead director	50,000
Audit committee
Chair	30,000
Members (other than the chair)	12,500
Compensation committee
Chair	25,000
Members (other than the chair)	10,000
Nominating and corporate governance committee
Chair	18,000
Members (other than the chair)	8,000
The annual retainers are earned on a quarterly basis based on a calendar quarter and are paid by the company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a non-employee director does not serve as a director or in the applicable committee or board positions for an entire calendar quarter, such director will receive a pro-rated portion of the applicable retainers otherwise payable to such director for such calendar quarter. We also reimburse our non-employee director for any travel or other business expenses related to their service as a director.
In addition to the annual cash retainers, each non-employee director receives an annual restricted stock unit grant with a fair market value on the date of grant of $150,000 per year, which is made pursuant to the BJ’s Wholesale Club Holdings, Inc. 2018 Incentive Award Plan (the “2018 Plan”). The annual equity award will be granted on the date of the annual meeting of shareholders or on the date of such director’s election or appointment to the board, which awards will also be prorated if a director is elected or appointed as of a date other than the date of the annual meeting of shareholders. Each equity award will vest and become exercisable on the earlier of (i) the day immediately preceding the date of the first annual meeting of shareholders following the date of grant and (ii) the first anniversary of the date of grant, subject to the director continuing in service on the board through the applicable vesting date. No portion of an annual equity award that is unvested or unexercisable at the time of a director’s termination of service on the board will become vested and exercisable thereafter. In the event a director is terminated upon or within 12 months following a change in control, as defined in the 2018 Plan, such director’s outstanding equity awards will accelerate and vest in full.
Director stock ownership guidelines
The board adopted the director stock ownership guidelines, pursuant to which non-employee directors are required to own equity in the company at least equal to five times their retainer within five years of their election or appointment. Please see the disclosure under “Executive Compensation—Director and Executive Stock Ownership Guidelines” for more information.
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Proposal 2 Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We submit the compensation of our NEOs to our shareholders for a non- binding advisory vote on an annual basis. Based on the non-binding advisory vote regarding the frequency of future executive compensation advisory votes conducted at the 2020 Annual Meeting of Shareholders, the next vote on the non-binding advisory frequency of such non-binding advisory votes will occur no later than our 2025 Annual Meeting of Shareholders.

The board unanimously recommends that you vote “FOR” this advisory proposal.
We encourage our shareholders to review the “Executive Compensation” section of this Proxy Statement for more information. As an advisory approval, this proposal is not binding upon us or the board. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our shareholders expressed through your vote on this proposal. The board and the compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of BJ’s Wholesale Club Holdings, Inc. approve, on an advisory basis, the fiscal year 2023 compensation of BJ’s Wholesale Club Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in BJ’s Wholesale Club Holdings, Inc.’s Proxy Statement for the 2024 Annual Meeting of Shareholders.”
Board recommendation
The board unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our NEOs, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section (“Compensation Discussion and Analysis”) discusses the philosophy and material components of our executive compensation program for our named executive officers and the objectives driving the associated practices and decisions.
Executive summary
Our executive compensation program is designed to be flexible and complementary and to collectively serve the principles and objectives of our compensation and benefits programs, including to reflect shareholder values, enhance the link between executive pay and company performance, respond to changing market practices and retain effective leaders who have a significant understanding of our business.
Named executive officers
Our NEOs for fiscal year 2023 were:

Executive compensation philosophy and objectives
Our executive team is critical to our success and to building value for our shareholders. The principles and objectives of our executive compensation program are to:
ATTRACT, engage and retain the best executives, with experience and managerial talent, enabling us to be an employer of choice in a highly competitive and dynamic industry
ALIGN compensation with our corporate strategies, business and financial objectives and the long-term interests of our shareholders
MOTIVATE and reward executives whose knowledge, skills and performance ensure our continued success
ENSURE that our total compensation is fair, reasonable and competitive
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Elements of compensation
The principal components of our executive compensation program are designed to fulfill one or more of the principles and objectives described above. Compensation of our NEOs includes each of the following key elements:
Base salary	Fixed short-term cash	Provides market-competitive fixed cash compensation reflecting role, responsibility and experience. Represents 12% of CEO target compensation and 20% - 25% of other NEO target compensation.
Annual Incentive Plan awards(1)	Variable mid-term cash
Earned based on achievement of a pre-established company financial metrics (adjusted EBITDA and comparable club sales). Designed to align pay to both individual and company performance for the fiscal year.
Represents 18% of CEO target compensation and 18% - 21% of other NEO target compensation.

Long-term incentive awards(2)	Variable long-term equity
Designed to drive company performance; align interests with shareholders; and encourage long-term retention of executives.
Represents 70% of CEO target compensation and 55% - 60% of other NEO target compensation

(1)	70% of award achievement is based on adjusted EBITDA goal and 30% of award achievement is based on comparable club sales goal.
(2)
Annual performance share unit awards represent 50% of long-term incentive awards, vest over a three-year period and are earned based on the achievement of cumulative adjusted EPS growth compared to goals established by the compensation committee. The shares earned pursuant to these awards, if any, will cliff vest as of the end of the performance period, based on continued employment through such date. Annual restricted stock awards represent the remaining 50% of long-term incentive awards and vest ratably over a three-year grant period.

We view each component of our executive compensation program as related, but distinct, and we also regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. In addition, we have determined the appropriate level for each compensation component, which is based on our understanding of the competitive market based on the experience of the members of the compensation committee, advice and information provided by Exequity (as defined and described below in “Engagement of compensation consultant”), our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executive officers, our and each executive officer’s overall performance, and other considerations the compensation committee considers relevant. Our executive compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation principles and objectives described above.
We offer cash compensation, in the form of base salaries, annual company performance-based incentives and, as circumstances warrant, discretionary individual performance-based incentives, that we believe appropriately rewards our executive officers for their contributions to our business. When making awards, the compensation committee considers the company’s financial and operational performance. A key component of our executive compensation program is long-term incentive awards, which are comprised of performance-based and time-based awards as noted above. We emphasize the use of long-term equity awards to incentivize our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our shareholders. Except as described below, we have not adopted any formal or informal policy or guidelines for allocating compensation between currently paid and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Each of the primary elements of our executive compensation program is discussed in more detail below.
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Key compensation practices
The following table highlights key features of our executive compensation program that demonstrate the company’s ongoing commitment to promoting shareholder interests through sound compensation governance practices.
WHAT WE DO	WHAT WE DON'T DO
Align the interests of our NEOs with those of our long-term investors by awarding a meaningful percentage of total compensation in the form of equity	Do not allow hedging or pledging of company securities
Grant annual cash incentive compensation opportunities based on pre-established company goals	Do not provide for “single trigger” payment of cash severance or acceleration of time-based equity upon a change in control
Have robust equity ownership guidelines for our directors and executive officers (for our CEO, 5x base salary)	Do not provide for Section 280G excise tax gross-up payments
Have a clawback policy that allows for the recovery of previously paid incentive compensation in the event of a financial restatement	Do not encourage unnecessary or excessive risk-taking as a result of our compensation policies
Engage an independent compensation consultant to advise the compensation committee	Do not allow for repricing of stock options without shareholder approval
Roles of the compensation committee, chief executive officer and management in compensation decisions
Role of the compensation committee
The compensation committee oversees key aspects of the company’s executive compensation programs, including, base salaries, annual incentive and long-term incentive awards, and perquisites or other benefits for the company’s executive officers, including our NEOs. The compensation committee approves performance goals for awards granted under our incentive compensation programs. In making its decisions the compensation committee considers a variety of factors, including, but not limited to:
•	our view of the strategic importance of the position;
•
our evaluation of the competitive market based on the experience of the members of the compensation committee with other companies and market information we may receive from executive search firms retained by us;

•	our financial condition and available resources;
•	the length of service of an individual; and
•	the compensation levels of our other executive officers, each as of the time of the applicable compensation decision.
Role of the chief executive officer and management
The chief executive officer and management team manage the compensation programs based on the compensation committee’s decisions and directives. The chief executive officer makes recommendations to the compensation committee regarding compensation of executive officers other than himself.
Engagement of compensation consultant
The compensation committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In accordance with its authority to retain consultants and advisors described above, the compensation committee continued to engage the services of Exequity, LLP (“Exequity”), a national compensation consulting firm, as its compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program and policies.
All services related to executive compensation provided by Exequity during fiscal year 2023 were conducted under the direction or authority of the compensation committee, and all work performed by Exequity was pre-approved by the compensation committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Additionally, during fiscal year 2023, Exequity did not provide any services to us unrelated to executive and director compensation.
The compensation committee evaluates Exequity's independence on an annual basis and has evaluated whether any work provided by Exequity raised any conflict of interest under applicable SEC or NYSE rules for services performed during fiscal year 2023 and determined that it did not.
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Key fiscal year 2023 compensation decisions
The compensation committee generally approves annual compensation levels for NEOs in the first quarter of each fiscal year, though it may make adjustments to compensation at other times of the year. When determining base salaries, annual incentives, long-term incentive awards, and other forms of compensation, the compensation committee takes into consideration a variety of information, including, but not limited to, data generated from the compensation practices of its peer group companies, internal equity, an executive’s experience, knowledge of our business and the retail industry, scope of responsibility, corporate performance and individual performance. In particular, the compensation committee made the following key compensation decisions for fiscal year 2023:
•	increased base salary for all NEOs as further described in “Base salary” below;
•
increased target annual cash incentive award opportunities under our Annual Incentive Plan for certain NEOs in accordance with base salary adjustments and/or increased target payout percentage for his or her fiscal year 2023 award, as further described in “Annual Incentive Plan Awards” below;

•	increased annual long-term incentive awards (in the form of restricted stock awards and performance-based stock units) as further described in “Long-term incentive awards” below; and
•
determined that our NEOs earned 200% of their respective target performance share unit awards granted in fiscal year 2020, which represented 50% of their long-term incentive compensation awards for that year, and were earned on March 31, 2023, for the three-year performance period from February 2, 2020 to January 28, 2023.

Assessing competitive practice through peer group comparisons
To gain a general understanding of our current compensation practices, the compensation committee reviews the compensation of executives serving in similar positions at peer group companies. The external market data reviewed for fiscal year 2023 was provided by Exequity.
In reviewing and developing the peer group companies for fiscal year 2023, the compensation committee considered, at the recommendation of Exequity, industry, annual revenue, market capitalization, enterprise value, EBITDA and gross margin, among other factors for each company. With respect to its executive compensation program, the company is reasonably positioned near the median of the peer group companies based on market capitalization and enterprise value. The compensation committee reviews and develops the peer group companies annually with input from Exequity. In its 2022 review of the peer group for setting fiscal year 2023 compensation, the compensation committee removed Bed Bath & Beyond, Inc. and added Ross Stores, Inc. to the peer group as identified and recommended by Exequity based on the factors set forth above.
Fiscal year 2023 executive compensation peer group companies(2)
Company name	GICS industry
Albertsons Companies, Inc.	Food Retail
Bed Bath & Beyond, Inc.(1)	Home Furnishing Retail
Big Lots, Inc.	General Merchandise Stores
Burlington Stores, Inc.	Apparel Retail
Dick's Sporting Goods, Inc.	Specialty Stores
Dollar General Corporation	General Merchandise Stores
Dollar Tree, Inc.	General Merchandise Stores
Foot Locker, Inc.	Apparel Retail
Kohl's Corporation	Department Stores
Petco Health and Wellness Company, Inc.	Specialty Stores
Sprouts Farmers Market, Inc.	Food Retail
Target Corporation	General Merchandise Stores
The TJX Companies, Inc.	Apparel Retail
Williams-Sonoma, Inc.	Home Furnishing Retail
(1)	On June 15, 2023, BJ’s approved removal of Bed, Bath & Beyond, Inc. as a peer group company for future compensation determinations after it filed for Chapter 11 bankruptcy protection.
(2)	On June 15, 2023, BJ’s approved the addition of Ross Stores, Inc. as a peer group company for future compensation determinations.
In fiscal year 2023, the compensation committee considered the pay practices and compensation levels of executives serving in similar positions at the peer group companies when it determined the base salary adjustments, the change in the target payout levels under our Annual Incentive Plan and the size and mix of equity awards granted to our NEOs, each as described below.
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Base salary
We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. Annual base salaries compensate our NEOs for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation.
The following table sets forth fiscal year 2023 and fiscal year 2022 annual base salaries for our NEOs:
Named executive officer	Fiscal year 2023 base salary ($)(1)	Fiscal year 2022 base salary ($)(2)	Percentage (%) change
Bob Eddy	1,350,000	1,200,000	12.5
Laura Felice	750,000	675,000	11.1
Paul Cichocki	900,000	850,000	5.9
Jeff Desroches	650,000	625,000	4.0
Bill Werner	575,000	539,044	6.7
(1)	Base salaries were effective April 2, 2023 for fiscal year 2023 and have been annualized based on such amounts.
(2)	Base salaries were effective April 3, 2022 for fiscal year 2022 and have been annualized based on such amounts.
The base salaries of our executive officers, including our NEOs, are reviewed periodically by the compensation committee and our chief executive officer (except with respect to his own base salary), and adjustments are made as deemed appropriate. In determining the amount of base salary that each NEO receives, we consider the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position and responsibilities as compared to those of other executives within the company and in similar positions at the peer group companies.
The increases to the base salaries of our NEOs for fiscal year 2023 were designed to maintain or establish, as applicable, each NEO’s base salary near the median of his or her counterparty within the peer group companies and were based on the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity.
Annual Incentive Plan awards
Our Annual Incentive Plan, which became effective on January 29, 2017 (the “Annual Incentive Plan”), is designed to reward participants, including our NEOs, for their contributions to the company based on the achievement of pre-established company financial metrics, adjusted EBITDA and comparable club sales. As each NEO’s performance contributes to these metrics, we believe they provide a fair and objective basis on which to evaluate each NEO’s performance and to determine each NEO’s annual cash incentive award under the Annual Incentive Plan.
Financial performance metric (weighting)	Definition	Rationale for selection
Adjusted EBITDA 70%
Income from continuing operations before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including stock-based compensation expense; acquisition and integration costs; home office transition costs; restructuring and other adjustments, pre-opening expense, non-cash rent expense and specified litigation expense; and, for purposes of setting our performance target under the Annual Incentive Plan, excluding gas profit outside of a specific collar and other adjustments as determined by the compensation committee.

• Creates a strong focus on our overall profit goal and underlying drivers of revenue growth, cost control, cash generation and ultimately total shareholder return.

• Directly measures the progress we are making on our strategic growth initiatives.

Comparable club sales 30%
Comparable club sales, also known as same-store sales, includes all clubs that were open for at least 13 months at the beginning of the period and were in operation during the entirety of both periods being compared, including relocated clubs and expansions.
• Key valuation driver in the retail industry. • Key financial metric in measuring the company’s performance and demonstrates the effectiveness of our core business activities.
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The compensation committee assigns our NEOs an annual cash incentive target opportunity expressed as a percentage of base salary. For fiscal 2023, these formula-driven cash payouts could have ranged from zero, if company performance fell below minimum thresholds, to 100% of annual incentive opportunity, if the targets were met, and up to a maximum of 200% of the target annual incentive opportunity if performance exceeded target. Our Annual Incentive Plan provides the compensation committee with the authority to reduce the amount of annual cash incentive award paid to a participant, or some or all participants, if the compensation committee determines that such reduction is appropriate. The compensation committee established minimum, target and maximum levels of performance for the adjusted EBITDA and comparable club sales goals shortly after the beginning of fiscal year 2023, based on an assessment of the operating landscape for fiscal year 2023, which may result in variations in these established levels from year to year.
The table below illustrates the relationship between actual adjusted EBITDA and comparable club sales performance for fiscal year 2023 as compared to performance targets, the percentage of performance targets earned and the resulting aggregate cash incentive award attainment determined with interpolation applying for amounts between levels.
(dollars in millions)	Adjusted EBITDA ($)(1)	Comparable club sales ($)	Payout (%)
Minimum	1,058	15,036	0
Target	1,102	15,996	100
Maximum	1,191	16,636	200
Actual	1,088(2)	15,457	60
Achievement (%)	67	44
(1)
The compensation committee determined that adjusted EBITDA for fiscal year 2023 was $1.088B and the comparable club sales was $15.457B which resulted in an achievement level of 60% for total AIP payout. The weighting of the adjusted EBITDA and comparable club sales goals is 70% and 30%, respectively. The total cash incentive award amounts were paid at lower than target payout amounts due to adjusted EBITDA and comparable club sales for fiscal year 2023 being achieved between the minimum and target performance levels.

(2)	Additionally, adjusted EBITDA did not include gas profit outside of a specific collar, and such amounts were therefore excluded from the calculation of the achievement level.
Each NEO's target annual cash incentive award opportunity is expressed as a percentage of his or her base salary in effect at fiscal year-end and is based on peer group benchmark data and the scope of responsibility and impact the executive has on the company's overall results. The compensation committee maintained the target payout percentage of Messrs. Eddy and Mr. Cichocki for their respective fiscal year 2023 awards, consistent with their target payout percentages for fiscal year 2022. The compensation committee increased the target payout percentage of Ms. Felice and Messrs. Desroches and Werner for their respective fiscal year 2023 awards as detailed below. The target payout percentage increases were intended to align each NEOs potential annual total cash compensation more closely with the median of the annual total cash compensation paid to executives with similar roles and responsibilities at the peer group companies and were based on the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity.
Further, given the base salary increases for each of our NEOs in fiscal year 2023, each NEO's target annual cash incentive award opportunity increased for fiscal year 2023.
The following table sets forth fiscal year 2023 target incentives for each of our NEOs as a percentage of base salary, the percentage of target incentive earned for each NEO as a percentage of base salary and the cash incentive award amounts that were paid to each NEO for fiscal year 2023 based on the achievement of the goals described above.
Named executive officer	Annual Incentive Plan target incentive percentage (%)(1)	Annual Incentive Plan target incentive ($)(2)	Percentage earned (%)	Cash incentive award amount ($)(3)
Bob Eddy	150	2,025,000	60	1,215,000
Laura Felice	85	637,500	60	382,500
Paul Cichocki	100	900,000	60	540,000
Jeff Desroches	75	487,500	60	292,500
Bill Werner	75	431,250	60	258,750
(1)	Fiscal year 2023 was 53 weeks long. Each executive’s target incentive was a percentage of their base salary as of February 3, 2024.
(2)	Calculated as Annual Incentive Plan target incentive percentage multiplied by the NEO’s annual salary.
(3)	Cash incentive award amounts earned for fiscal year 2023 were paid in March 2024.
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Long-term incentive awards
For fiscal year 2023, each of our NEOs received long-term incentive awards comprised of performance share units and restricted stock awards. We designed these awards primarily to motivate, reward and retain our executive officers in a manner that best aligns their interests with the interests of our shareholders. Our executive officers earn performance share units based on the achievement of pre-defined cumulative adjusted EPS goals over a three-year performance period, determined by the compensation committee, and we believe these types of awards provide a direct line of sight for the NEOs between our financial performance and their long-term incentive rewards. Furthermore, the restricted stock component of our long-term incentive awards closely aligns the incentives provided by these awards with the interests of our shareholders as our executive officers benefit from restricted stock awards when the market price of our common stock increases and all changes to the value of stock, whether positive or negative, directly correspond to those experienced by our shareholders. Therefore, we believe that restricted stock awards and performance share units provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goals of increasing long-term shareholder value by tying the value of the awards to our future performance and by aligning executive officer compensation with the interests of our shareholders.
Historically, when determining the amount and terms of equity compensation awards, we considered, among other things, market information provided by Exequity, individual performance history, job scope, function, title, outstanding and unvested equity awards and comparable awards granted to other executives at similar levels at the peer group companies. The compensation committee has also drawn upon the experience of its members in making such determinations.
Based on these considerations, the compensation committee determined to increase the long-term incentive award amounts for the NEOs for fiscal year 2023 in order to remain competitively positioned with their respective counterparties within the peer group companies and was based on the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity.
Target Long-Term Incentive Values
Name	2023 ($)	2022 ($)	Change (%)
Bob Eddy	8,000,000	7,000,000	14.3
Laura Felice	1,700,000	1,500,000	13.3
Paul Cichocki	2,700,000	2,500,000	8.0
Jeff Desroches	1,500,000	1,400,000	7.1
Bill Werner	1,300,000	1,100,000	18.2
The following table sets forth the types of awards we granted, weighting (based on target value) allocated to each type of award for each of our NEOs and vesting terms of our long-term incentive compensation for fiscal year 2023:
Award type for NEOs	Weighting	Vesting terms
Performance share units	50%
Earned based on the achievement of cumulative adjusted EPS growth compared to goals established by the compensation committee and vest over the three-year performance period ending on January 31, 2026. The shares earned, if any, will cliff vest as of the end of the performance period, based on continued employment through such date.

Restricted stock	50%	Vest in three equal annual installments commencing on April 1, 2024, subject to continued employment through such dates.
Performance share unit awards
We granted performance share unit awards to our NEOs in fiscal year 2023 for 50% of their long-term incentive compensation awards. The performance share unit awards may be earned by our NEOs based on cumulative adjusted EPS growth achieved over a three-year performance period from January 29, 2023 to January 31, 2026. Cumulative adjusted EPS means the sum of the earnings per share, determined by the compensation committee in its sole discretion in accordance with generally accepted accounting practices in the United States, for each of the three fiscal years in the applicable performance period, adjusted to account for: (i) unusual or one-time items of expense or income, including without limitation, asset impairment charges, charges associated with closing or relocating of a club, charges related to debt refinancing or other capital market transactions; (ii) income or expense related to discontinued operations; (iii) restructuring charges including severance charges related to the restructuring and any other non-recurring or out of period charge as approved by the compensation committee and the tax impact of the foregoing adjustments on net income; (iv) the effects of acquisitions, divestitures, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of our common stock; (v) a corporate transaction, such as any merger of the company with another corporation, any consolidation of the company and another corporation into another corporation, any separation of the company or its business units; or (vi) any reorganization of
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us, or any partial or complete liquidation or sale of all or substantially all of our assets. We use cumulative adjusted EPS to set our performance target under the performance share unit awards because we believe (a) it aligns closely with overall shareholder value and indicates our ability to create the same and (b) it is a metric commonly used by companies in our peer group and in the general industry. As each NEO’s performance contributes to this metric, we believe it provides a fair and objective basis on which to evaluate each NEO’s performance and to determine each NEO’s performance share unit award.
The number of units that will be earned, as a percentage of the target number of units granted, is based on threshold, target and maximum levels of performance established by the compensation committee shortly after the beginning of fiscal year 2023, based on their assessment of the company outlook, which may result in variations in these established levels from year to year. For fiscal year 2023, consistent with prior years, the adjusted EPS performance levels were increased based on growth expectations for the business. If our cumulative adjusted EPS does not equal or exceed the threshold level established, then our NEOs will not be entitled to earn any shares pursuant to these performance share units. To the extent our performance falls between two of the established levels of performance, the percentage earned will be determined based on straight-line interpolation between the percentages that would have been earned for the established levels of performance. Pursuant to these levels of performance, each NEO could earn between 0% and 200%, respectively, of his or her target performance share units. The shares earned, if any, will cliff vest as of the end of the three-year performance period based on continued employment through such date.
The table below illustrates the relationship between level of achievement and the performance share unit awards earned as a percentage of target performance, with interpolation applying for amounts between levels.
Fiscal year 2023 target amounts
Name	Grant date fair value ($)	Units (#)(1)
Bob Eddy	3,999,989	52,583
Laura Felice	849,930	11,173
Paul Cichocki	1,349,938	17,746
Jeff Desroches	749,974	9,859
Bill Werner	649,942	8,544
(1)
The target number of units granted to each of our NEOs was determined based on the target dollar value divided by the estimated grant date fair value per unit which was determined by using the fair market value of our common stock on March 31, 2023, the preceding trading day before the grant date (Saturday, April 1, 2023), which was $76.07.

Status of Performance Share Unit Awards
We granted annual performance-based restricted share unit awards (“PSU Awards”) to our NEOs in fiscal year 2020, with performance criteria relating to cumulative adjusted EPS growth during the performance period compared to goals established by the compensation committee for the performance period. During fiscal year 2021, we also granted one-time performance-based restricted share unit awards to Messrs. Eddy, Cichocki and Werner and Ms. Felice in connection with their promotions (each, a “PSU Promotion Award”), with the same performance criteria as the PSU Awards for the applicable performance period. See “—Outstanding equity awards at fiscal 2023 year-end” for additional discussion of the outstanding PSU Awards and PSU Promotion Awards.
The table below provides a summary of the 2020 PSU awards paid out in fiscal year 2023 which were paid out at 200% of Target Earned:
Name	PSU target shares	PSU vested shares
Bob Eddy	55,843	111,686
Laura Felice	—	—
Paul Cichocki	44,874	89,748
Jeff Descroches	27,921	55,842
Bill Werner	—	—
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Restricted stock awards
We also granted restricted stock awards to our NEOs for fiscal year 2023. These awards comprise 50% of their long-term incentive compensation awards and vest in three equal annual installments commencing on April 1, 2024, subject to continued employment through such dates. The following table sets forth the restricted stock awards granted to each of our NEOs for fiscal year 2023.
Fiscal year 2023 restricted stock awards
Name	Grant date fair value ($)	Share (#)(1)
Bob Eddy	3,999,989	52,583
Laura Felice	849,930	11,173
Paul Cichocki	1,349,938	17,746
Jeff Desroches	749,974	9,859
Bill Werner	649,942	8,544
(1)
The number of shares granted to each of our NEOs was determined based on the target dollar value divided by the estimated grant date fair value per share which was determined by using the fair market value of our common stock on March 31, 2023, the preceding trading day before the grant date (Saturday, April 1, 2023), which was $76.07.

Cash transition awards
In connection with the transition from non-qualified stock options to performance share units in fiscal year 2020, the compensation committee determined, after considering retention factors associated with the equity scheduled to vest each year given the new delayed vesting period associated with the performance shares units as opposed to the annual vesting associated with the non-qualified stock options, to grant cash transition awards equivalent to 25% of the annual long-term incentive award grant for fiscal year 2020 (and for Ms. Felice and Mr. Werner, for fiscal year 2021), with one-third of the cash transition award vesting after one year and the remaining two-thirds of the award vesting the year thereafter. The following table sets forth the cash transition awards paid in fiscal years 2023, 2022 and 2021.
Named executive officer	Fiscal Year 2023 transition award ($)(1)	Fiscal year 2022 transition award ($)(2)	Fiscal year 2021 transition award ($)(3)
Bob Eddy	—	933,333	466,667
Laura Felice	125,000	62,500	—
Paul Cichocki	—	—	—
Jeff Desroches	—	466,667	233,333
Bill Werner	125,000	62,500	—
(1)	The cash transition awards for fiscal year 2023 were paid on April 7, 2023.
(2)	The cash transition awards for fiscal year 2022 were paid on April 1, 2022.
(3)	The cash transition awards for fiscal year 2021 were paid on April 1, 2021.
All cash transition awards have been paid and no further cash transition awards are outstanding. At this time, the Company does not anticipate granting new cash transition awards.
Other compensation components
401(k) plan
We have established a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to reduce their current compensation by up to the prescribed annual limit and contribute these amounts to the 401(k) plan. This plan provides for company matching contributions of 50% of the first 6% of an employee’s covered compensation.
Executive Retirement Plan and Non-Qualified Deferred Compensation Plan
Executive Retirement Plan
Until April 2023, we maintained an executive retirement plan (the “Executive Retirement Plan”) in which a select group of our management and highly compensated employees were eligible to participate. Participants were selected by the compensation committee and were entitled to company contributions within 60 days of fiscal year end under the plan (the “Annual Retirement Contribution”) if they were actively employed by the company on the last day of a plan year or if they were terminated prior to the end
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of the plan year due to (i) retirement on or after the attainment of age 55 or (ii) disability. Each year the company made an Annual Retirement Contribution to each participant under this plan with at least four years of credited service in an amount equal to at least 3% of the participant’s after-tax base salary earned for such year. During fiscal year 2023, we made a contribution of 5% of each NEO’s base salary, consistent with prior years. Annual Retirement Contributions to participants with at least four years of service were considered taxable income to the participants, and we made an additional tax gross-up contribution to each of these participants each year. For participants with less than four years of service by the end of the applicable plan year, the participant accrued the right to an Annual Retirement Contribution each year, and, subject to continued employment, in the plan year in which the participant was first credited with four years of service, the company made an aggregate retirement contribution on behalf of the participant equal to the amount of the Annual Retirement Contribution for the applicable plan year and the previous three plan years (along with a tax gross-up contribution). Notwithstanding the foregoing, we elected to make Annual Retirement Contributions on behalf of Mr. Cichocki though he had not yet achieved four years of credited service. If the employment of Mr. Cichocki is terminated prior to achieving four years of credited service, he will forfeit any company contributions made under the plan. Tax gross up payments will be made to Mr. Cichocki when he achieves four years of credited service. Upon a change of control, each participant with less than four years of credited service will become fully vested in any benefit accrued under the plan, and each participant will receive an Annual Retirement Contribution for the year in which the change of control occurs.
Participants generally could elect to invest their balance under the Executive Retirement Plan in a variety of different tax-deferred investment vehicles. However, the company selected the investments with respect to Annual Retirement Contributions made on behalf of Mr. Cichocki since he had not yet achieved four years of credited service.
Non-Qualified Deferred Compensation Plan
In November 2023, the compensation committee adopted the BJ’s Wholesale Club, Inc. Non-Qualified Deferred Compensation Plan (the “Executive NQDC Plan”) effective on January 1, 2024.
Pursuant to the Executive NQDC Plan, a select group of management or highly compensated employees of the Company (“participants”), including the company’s NEOs, are eligible to participate by making an annual irrevocable election to defer up to fifty percent (50%) of the participant's annual base salary, as well as up to one hundred percent (100%) of any annual cash incentive award. A participant will be 100% vested at all times in their elective deferral account within the Executive NQDC Plan. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. The accounts are credited with earnings or losses based on the rate of return of notional investment options designated by the trustee of the rabbi trust and selected by the participant, which he or she may change at any time.
In addition, the company may elect, during any single plan year, to provide a discretionary contribution to the Executive NQDC Plan to a select management participant on such participant's behalf. Select eligible management participants include the company’s NEOs.
No discretionary contribution under the Executive NQDC Plan was made by the company to our executives for fiscal year 2023.
The benefits under the Executive NQDC Plan will be paid to the participant, or in the event of death, to the participant’s beneficiary, following the earliest of the participant’s separation from service, death, disability, or the specified time elected by the participant, either in installments or in a lump sum payment in accordance with the terms of the Executive NQDC Plan and provisions established by the company. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive a lump sum of the remaining balance.
Employee benefits and perquisites
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.
Additional benefits received by our employees, including our NEOs, include medical and dental benefits, flexible spending accounts, short-term and long-term disability insurance and accidental death and dismemberment insurance. We also provide basic life insurance coverage to our employees, as well as executive life insurance to certain key executives, including our NEOs. We reimburse certain financial counseling and estate planning expenses for certain executives, including our NEOs. We believe providing such perquisites enables us to provide a competitive package that allows us to attract and retain top talent.
In addition, Mr. Eddy is provided an allowance to use company aircraft for personal use. We have a written policy that sets forth guidelines and procedures regarding personal use of company aircraft. Mr. Eddy (and immediate family members traveling with him) may use our company aircraft for up to $200,000 per calendar year of personal flight time. We do not reimburse for taxes relating to any imputed income for his personal travel and the personal travel of his family members when they are accompanying him. For fiscal year 2023, the aggregate incremental cost of Mr. Eddy’s personal use of company aircraft was $148,973. Such aggregate incremental cost of the personal use of our company aircraft reflects the marginal incremental private plane charter costs to the company and excludes any fixed contract costs.
We do not view perquisites, other than the use of company aircraft as discussed above, or other personal benefits as a significant component of our executive compensation program. We view the personal use of a company aircraft to be a significant benefit that
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assists us in attracting and retaining top talent while allowing our executives to serve the company without personal travel related distractions. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our NEOs will be approved and subject to periodic review by the compensation committee and we do not expect such perquisites to become a significant component of our compensation program.
Severance and change in control benefits
We have entered into employment agreements with each of our NEOs and believe that it is in the best interests of our shareholders to extend the severance benefits set forth therein to our executives to reinforce and encourage retention and focus on shareholder value creation without distraction. In determining the appropriate severance entitlements to provide our NEOs, the compensation committee reviewed general market trends in consultation with our compensation consultant, Exequity. The material elements of these employment agreements are summarized below under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”
Executive stock ownership guidelines
In order to complement our compensation programs and further align the interests of our NEOs with those of our shareholders, our board adopted executive stock ownership guidelines pursuant to which (i) our chief executive officer is required to own equity in the company equal to at least five times his annual base salary, (ii) each executive vice president is required to own equity in the company equal to at least three times his or her annual base salary and (iii) each senior vice president is required to own equity in the company equal to at least one times his or her annual base salary. Please see the disclosure under “—Director and Executive Stock Ownership Guidelines” for more information.
Additional information
Anti-hedging and anti-pledging policy
None of our NEOs has engaged in any hedging transactions with respect to our common stock or pledged any of his or her shares of common stock in the company. Additionally, our board adopted an anti-hedging and anti-pledging policy, which applies to all of our directors, officers and certain designated employees. The policy prohibits our directors, officers and certain designated employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities and also prohibits the pledging of the company’s securities as collateral to secure loans.
Clawback policy
In fiscal year 2023, the company amended and restated its previously adopted clawback policy in accordance with the SEC’s rules and NYSE’s listing rules. The amended and restated clawback policy provides that in the event the company is required to prepare a material financial restatement, the company shall reasonably promptly recover the amount of cash and equity incentive compensation received by executive officers during the three completed fiscal years preceding the publication of a material financial restatement of the company’s financial statements that exceeds the amount that otherwise would have been received by the executive officer had such compensation been determined based on the restated amounts in the material financial restatement, computed without regard to any taxes paid. Our amended and restated clawback policy applies to all incentive compensation approved or awarded on or after October 2, 2023.
Tax and accounting considerations
Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1 million paid in any taxable year to certain “covered employees.”
Our compensation committee believes that our shareholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. Therefore, the compensation committee may implement programs that recognize a full range of criteria important to our success and to ensure that our executive officers are compensated in a manner consistent with our best interests and those of our shareholders, even where the compensation paid under such programs may not be deductible under Section 162(m) of the Internal Revenue Code.
Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code of 1986 (the “Internal Revenue Code”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, incentive payments, severance payments,
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certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the compensation committee will consider all elements of the cost to the company of providing such compensation, including the potential impact of Section 280G. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code requires that “non-qualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.
Accounting for stock-based compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of restricted stock, restricted stock units, performance share units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
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Summary Compensation Table
The table below (“Summary Compensation Table”) sets forth the compensation earned by or paid to our NEOs for fiscal year 2023, fiscal year 2022 and fiscal year 2021 presented in accordance with SEC rules. Mr. Werner was not an NEO in fiscal year 2022.
Fiscal year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other Compensation ($)(4)	Total ($)
Bob Eddy(5) President and Chief Executive Officer
2023	1,350,005	—	7,999,978	1,215,000	293,569	10,858,552
2022	1,200,014	933,333(7)	6,999,976	2,844,001	271,840	12,249,164
2021	1,116,355	466,667(8)	10,999,934	3,600,000	157,590	16,340,546
Laura Felice(10) Executive Vice President, Chief Financial Officer
2023	751,448	125,000(9)	1,699,860	382,500	76,769	3,035,577
2022	660,582	62,500(6)	1,499,898	746,550	62,216	3,031,746
2021	550,780	—	1,199,873	840,000	43,275	2,633,928
Paul Cichocki(11) Executive Vice President, Chief Commercial Officer
2023	908,670	—	2,699,876	540,000	24,183	4,172,729
2022	850,013	—	2,499,875	1,343,001	13,669	4,706,558
2021	829,816	—	2,499,941	1,700,000	7,825	5,037,582
Jeff Desroches Executive Vice President, Chief Operations Officer
2023	658,176	—	1,499,948	292,500	91,004	2,541,628
2022	620,211	466,667(7)	1,399,941	691,250	90,675	3,268,744
2021	591,357	233,333(8)	1,399,997	840,000	78,084	3,142,771
Bill Werner(12) Executive Vice President, Strategy and Development
2023	579,850	125,000(9)	1,299,884	258,750	73,963	2,337,447
2022	534,007	62,500(6)	1,099,934	596,183	74,802	2,367,426
2021	500,484	—	2,599,845	742,000	69,267	3,911,596
(1)	This amount reflects salary earned during the fiscal year, including any salary adjustments made during the fiscal year. Fiscal year 2023 was 53 weeks long.
(2)
Amounts set forth in the Stock awards column represent the aggregate grant date fair value of awards granted in the respective fiscal year computed in accordance with ASC Topic 718. Please see “—Compensation Discussion and Analysis—Tax and Accounting Considerations—Accounting for Stock-Based Compensation” for further information regarding the calculation of these awards. The grant date fair value of the restricted stock awards granted during each respective year was calculated as the closing price per share of our common stock on the NYSE on the applicable date of grant multiplied by the number of shares granted. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date. Assuming performance at the maximum (200%) payout level, the value of PSUs granted in fiscal year 2023 was: Mr. Eddy, $7,999,978; Ms. Felice, $1,699,860; Mr. Cichocki, $2,699,876; Mr. Desroches, $1,499,948; and Mr. Werner, $1,299,884. The value of the restricted stock awards and performance stock units granted to our NEOs for fiscal year 2023 is reflected in the Fiscal Year 2023 Grants of plan-based awards table below.

(3)
Amounts reported reflect annual cash incentive awards earned by our NEOs pursuant to our Annual Incentive Plan related to the respective year’s performance, which was paid in March of the following year. Please see “—Compensation Discussion and Analysis—Annual Incentive Plan Awards” for further information regarding the Annual Incentive Plan and our annual cash incentive awards.

(4)	All other compensation for fiscal year 2023 has been further explained in the table below.
(5)
During fiscal year 2020, Mr. Eddy served as our executive vice president, chief financial officer and administrative officer and as our principal financial officer. He was appointed as president and chief executive officer on April 19, 2021.

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(6)
This amount reflects a cash transition award granted in fiscal year 2021 and paid in fiscal year 2022. Please see “—Compensation Discussion and Analysis – Long Term Incentive Awards” for further information regarding cash transition awards.

(7)
This amount reflects a cash transition award granted in fiscal year 2020 and paid in fiscal year 2022. Please see “—Compensation Discussion and Analysis – Long Term Incentive Awards” for further information regarding cash transition awards.

(8)
This amount reflects a cash transition award granted in fiscal year 2020 and paid in fiscal year 2021. Please see “—Compensation Discussion and Analysis – Long Term Incentive Awards” for further information regarding cash transition awards.

(9)
This amount reflects a cash transition award granted in fiscal year 2021 and paid in fiscal year 2023. Please see “—Compensation Discussion and Analysis – Long Term Incentive Awards” for further information regarding cash transition awards.

(10)	Ms. Felice was appointed as executive vice president, chief financial officer on April 18, 2021 and as our principal financial officer.
(11)
Mr. Cichocki was appointed as executive vice president, membership, analytics and business transformation effective April 1, 2020. On April 18, 2021, he was appointed as executive vice president, chief commercial officer.

(12)	Mr. Werner was appointed executive vice president, strategy and development on April 18, 2021.
All other compensation for fiscal year 2023
Name	Executive Retirement Plan company contributions ($)(1)	Tax gross ups ($)(2)	Employer 401(k) matching contributions ($)(3)	Executive life insurance contributions ($)	Other ($)(4)	Total ($)

Bob Eddy	61,856	53,762	9,900	10,093	157,958	293,569
Laura Felice	34,794	30,241	9,900	1,834	—	76,769
Paul Cichocki	—	—	9,900(5)	5,298	8,985	24,183
Jeff Desroches	32,217	28,002	9,900	5,216	15,669	91,004
Bill Werner	27,786	24,150	9,900	3,145	8,982	73,963
(1)
We contributed to the Executive Retirement Plan for certain of our NEOs. This amount reflects the company contribution to the Executive Retirement Plan. Under the Executive Retirement Plan, we funded annual retirement contributions of a certain percentage of the designated participant's base salary in contribution accounts, in which participants become vested after four fiscal years of service. As noted previously, the Executive Retirement Plan was terminated in April 2023.

(2)	Amounts reflect tax gross-ups provided under our Executive Retirement Plan.
(3)
Our 401(k) plan provides for company matching contributions of 50% of the first 6% of an employee’s covered compensation. Company matching contributions vest ratably over an employee’s first four years of employment.

(4)
Amounts include use of a private plane (for Mr. Eddy in the amount of $148,973), car allowance (for Mr. Desroches in the amount of $15,669), tax preparation services, financial planning services, estate planning services, and other immaterial miscellaneous income. A family member of an NEO may, on occasion, accompany an NEO on a private plane being used for business travel; there is no aggregate incremental cost associated with such family member travel.

(5)
Amount reflects full employer 401(k) contribution, of which $7,425 was vested in fiscal year 2023. The remainder will vest after Mr. Cichocki completes four years of credited service. If the employment of Mr. Cichocki is terminated prior to achieving four years of credited service, he will forfeit any unvested employer contributions made under the plan.

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Grants of plan-based awards for fiscal year 2023
The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2023:
Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock and options awards(2)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target(4) (#)	Maximum (#)

Bob Eddy		—	2,025,000	4,050,000	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	52,583	3,999,989
	4/1/2023	—	—	—	0	52,583	105,166	—	3,999,989
Laura Felice		—	637,500	1,275,000	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	11,173	849,930
	4/1/2023	—	—	—	0	11,173	22,346	—	849,930
Paul Cichocki		—	900,000	1,800,000	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	17,746	1,349,938
	4/1/2023	—	—	—	0	17,746	35,492	—	1,349,938
Jeff Desroches		—	487,500	975,000	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	9,859	749,974
	4/1/2023	—	—	—	0	9,859	19,718	—	749,974
Bill Werner		—	431,250	862,500	—	—	—	—	—
	4/1/2023	—	—	—	—	—	—	8,544	649,942
	4/1/2023	—	—	—	0	8,544	17,088	—	649,942
(1)
Reflects the possible payouts of annual cash incentive compensation pursuant to the Annual Incentive Plan. The actual amounts that were paid are set forth in the “Non-equity incentive plan compensation” column of the Summary Compensation Table above. See also, “—Compensation Discussion and Analysis—Annual Incentive Plan Awards”.

(2)
Amounts represent the grant date fair value of each award granted in fiscal year 2023 computed in accordance with ASC Topic 718. Please see “—Compensation Discussion and Analysis—Tax and Accounting Considerations—Accounting for Stock-Based Compensation” for further information regarding the calculation of these awards.

(3)
Represents shares of restricted stock granted as incentive compensation for fiscal year 2023. The shares granted to the NEOs are subject to vesting in equal installments on each of April 1, 2024, 2025 and 2026, subject to continued employment through such dates.

(4)
Represents performance share units granted as incentive compensation for fiscal year 2023. The performance share units granted to the NEOs are earned based on performance-based vesting hurdles, which are based on the achievement of cumulative adjusted EPS growth during fiscal years 2023, 2024 and 2025, with the shares earned, if any, also subject to vesting based on continued employment through the end of such three-year performance period.

Narrative disclosure to Summary Compensation Table and grants of plan-based awards table
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and grants of plan-based awards table for fiscal year 2023 was paid or awarded, are described above under “—Compensation Discussion and Analysis.”
In fiscal year 2023, we granted restricted stock awards and performance share unit awards to each of our NEOs. All awards were granted pursuant to the 2018 Plan, as described above in the grants of plan-based awards table for fiscal year 2023. The vesting of each award is subject to acceleration and post-termination exercisability in connection with the death or disability of the NEO as well as certain termination triggering events described below under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.” To the extent we pay dividends in the future, dividends otherwise payable with respect to unvested shares of restricted stock will be retained by us and will only be paid if and when the underlying shares of restricted stock vest.
The terms of the employment agreements that we have entered into with our NEOs are described below under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”
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Outstanding equity awards at fiscal 2023 year-end
The following table sets forth certain information with respect to outstanding equity incentive plan awards held by our NEOs as of February 3, 2024:
	Options awards			Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested #(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Bob Eddy	525,000	17.00	6/27/2028	10,500(2)	677,355	62,992(6)	4,063,614
	76,114	27.59	4/1/2029	12,110(3)	781,216	72,660(7)	4,687,297
	—	—	—	34,502(4)	2,225,724	227,066(8)	14,648,028
	—	—	—	52,583(5)	3,392,129	103,504(10)	6,677,043
	—	—	—		—	52,583(11)	3,392,129
Laura Felice	19,141	7.00	12/8/2026	4,218(2)	272,103	8,436(6)	544,206
	70,315	17.00	6/27/2028	1,704(3)	109,925	10,216(9)	659,034
	20,387	27.59	4/1/2029	7,393(4)	476,922	22,178(10)	1,430,703
	22,437	25.07	4/1/2030	11,173(5)	720,770	11,173(11)	720,770
Paul Cichocki	179,497	25.07	4/1/2030	8,437(2)	544,271	50,618(6)	3,265,367
	—	—	—	946(3)	61,026	5,676(9)	366,159
	—	—	—	12,322(4)	794,892	36,964(10)	2,384,548
	—	—	—	17,746(5)	1,144,794	17,746(11)	1,144,794
	103,250	17.00	6/27/2028	5,250(2)	338,678	31,496(6)	2,031,807
Jeff Desroches
	38,057	27.59	4/1/2029	6,900(4)	445,119	20,700(10)	1,335,357
	—	—	—	9,859(5)	636,004	9,859(11)	636,004
Bill Werner	70,315	17.00	6/27/2028	4,218(2)	272,103	8,436(6)	544,206
	20,387	27.59	4/1/2029	1,325(3)	85,476	7,946(9)	512,596
	22,437	25.07	4/1/2030	5,422(4)	349,773	16,264(10)	1,049,191
	—	—	—	8,544(5)	551,173	8,544(11)	551,173
	—	—	—	1,726(12)	111,344	20,696(13)	1,335,099
(1)	Market values reflect the closing price of our common stock on the NYSE on February 2, 2024 (the last business day of fiscal year 2023), which was $64.51.
(2)
Represents unvested portion of restricted stock awards granted for fiscal year 2021, with one-third having vested on each of April 1, 2022 and 2023 and one-third scheduled to vest on April 1, 2024, subject to continued employment with us through such dates.

(3)
Represents unvested portion of restricted stock awards granted in connection with promotions for Mr. Eddy to president and chief executive officer; Ms. Felice to executive vice president, chief financial officer; Mr. Cichocki to executive vice president, chief commercial officer; and Mr. Werner to executive vice president, strategy and development, with one-third having vested on each of April 1, 2022 and 2023 and one-third scheduled to vest on April 1, 2024, subject to continued employment with us through such dates.

(4)
Represents unvested portion of restricted stock award granted for fiscal year 2022, with one-third having vested on April 1, 2023 and one-third scheduled to vest on each of April 1, 2024 and 2025, subject to continued employment with us through such dates.

(5)
Represents unvested portion of restricted stock award granted for fiscal year 2023, with one-third scheduled to vest on each of April 1, 2024, 2025 and 2026, subject to continued employment with us through such dates.

(6)
Represents performance share units granted in fiscal year 2021, which provided our NEOs the ability to earn and receive shares of common stock equal to between 50% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 30, 2021 to February 3, 2024, based on the achievement of cumulative adjusted EPS growth over such performance period, with the shares earned, if any, also subject to vesting based on continued employment through the end of such three-year performance period. Assuming our relative performance for the three-year performance period through the end of fiscal year 2023, these awards would have been earned at a level of maximum performance, i.e., 200% of the target amount. In accordance with SEC rules, these awards are reflected in the table as maximum performance (i.e., 200% of the target amount).

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(7)
Represents performance share units granted to Mr. Eddy in connection with his promotion to president and chief executive officer of the company, which provided Mr. Eddy with the ability to earn and receive shares of common stock equal to between 50% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 30, 2021 to February 3, 2024, based on the achievement of cumulative adjusted EPS growth over such performance period, with the shares earned, if any. Assuming our relative performance for the three-year performance period through the end of fiscal year 2023, these awards would have been earned at a level of maximum performance, i.e., 200% of the target amount. In accordance with SEC rules, these awards are reflected in the table as maximum performance (i.e., 200% of the target amount).

(8)
Represents performance share units granted to Mr. Eddy in connection with his promotion to president and chief executive officer of the company, which provided Mr. Eddy with the ability to earn and receive shares of common stock equal to between 50% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 30, 2021 to February 3, 2024, based on the achievement of cumulative adjusted EPS growth over such performance period, with the shares earned, if any, also subject to vesting based on continued employment, with one-third of the number of performance share units earned based on the achievement of the performance based vesting hurdles vesting at the end of the fiscal year ending in2024, one-third vesting at the first anniversary of the grant date, and one-third vesting on the second anniversary of the grant date, subject to continued employment through such dates. Assuming our relative performance for the three-year performance period through the end of fiscal year 2023, these awards would have been earned at a level of maximum performance, i.e., 200% of the target amount. In accordance with SEC rules, these awards are reflected in the table as maximum performance (i.e., 200% of the target amount).

(9)
Represents performance share units granted in fiscal year 2021 in connection with promotions for Ms. Felice to executive vice president, chief financial officer; Mr. Cichocki to executive vice president, chief commercial officer; and Mr. Werner to executive vice president, strategy and development, which provided them the ability to earn and receive shares of common stock equal to between 50% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 30, 2021 to February 3, 2024 based on the achievement of cumulative adjusted EPS growth over such performance period, with the shares earned, if any, also subject to vesting based on continued employment through the end of such three-year performance period. Assuming our relative performance for the three-year performance period through the end of fiscal year 2023, these awards would have been earned at a level of maximum performance, i.e., 200% of the target amount. In accordance with SEC rules, these awards are reflected in the table as maximum performance (i.e., 200% of the target amount).

(10)
Represents performance share units granted in fiscal year 2022, which provided our NEOs the ability to earn and receive shares of common stock equal to between 0% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 30, 2022 to February 1, 2025 achievement of cumulative adjusted EPS growth over such performance period, with the shares earned, if any, also subject to vesting based on continued employment through the end of such three-year performance period. Assuming our relative performance for the three-year performance period through the end of fiscal year 2022, these awards would have been earned at a level of between target and maximum performance, i.e., greater than 100%, but less than 200% of the target amount. In accordance with SEC rules, these awards are reflected in the table as maximum performance (i.e., 200% of the target amount).

(11)
Represents performance share units granted in fiscal year 2023, which provided our NEOs the ability to earn and receive shares of common stock equal to between 0% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 29, 2023 to January 31, 2026 achievement of cumulative adjusted EPS growth over such performance period, with the shares earned, if any, also subject to vesting based on continued employment through the end of such three-year performance period. Assuming our relative performance for the three-year performance period through the end of fiscal year 2023, these awards would have been earned at a level of between threshold and target performance, i.e., greater than 0%, but less than 100% of the target amount. In accordance with SEC rules, these awards are reflected in the table as target performance (i.e., 100% of the target amount).

(12)
Represents a restricted stock award granted in fiscal year 2021 in connection with Mr. Werner’s leadership with the strategic evaluation of the company’s co-branded credit card program, with one-third having vested each on September 27, 2022 and September 27, 2023 and one-third scheduled to vest on September 27, 2024, subject to continued employment with us through such dates.

(13)
Represents performance share units granted in fiscal year 2021 in connection with Mr. Werner’s leadership with the strategic evaluation of the company’s co-branded credit card program. 50% of the performance share units may vest on each of September 27, 2025 or September 27, 2026, subject to continued employment through the end of the applicable performance period and the co-brand spend during such performance period (the “performance target”). The compensation committee will determine the achievement of the performance goals within the ninety-day period following the end of the performance period. If the performance target is not achieved, 50% of the applicable tranche of the performance share units may vest if the co-brand spend during the applicable performance period is at least 90% of the performance target (the “floor”) and up to 200% of the shares subject to the performance share units may vest upon achievement of 100% of the performance target during the applicable performance year (the “maximum”). Achievement of co-brand spend between the floor, performance target and maximum levels are determined by linear interpolation, provided that if co-brand spend is less than the floor, no shares under the applicable performance share unit tranche will vest. These awards are currently expensed at target and are being reflected in the table at target performance (i.e. 100% of the target amount).

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Option exercises and stock vested for fiscal year 2023
The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our NEOs in fiscal year 2023 and the aggregate number of shares of restricted stock and performance share units that vested in fiscal year 2023. The value realized on exercise of options is the product of (1) fair market value of a share of our common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying the exercised options. The value realized on vesting of stock awards is the product of (i) the closing price of our common stock on the NYSE on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which sales were reported), multiplied by (ii) the number of shares vesting.
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Bob Eddy	—	—	170,159	12,943,995
Laura Felice	20,000	1,271,295	17,095	1,300,417
Paul Cichocki	—	—	120,248	9,147,265
Jeff Desroches	—	—	73,848	5,617,617
Bill Werner	—	—	17,455	1,322,440
(1)	Includes shares withheld to pay taxes on the restricted stock awards and performance share units, if any.
Non-qualified Deferred Compensation
The following table provides information regarding our Executive NQDC Plan for fiscal year 2023:
Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Bob Eddy	—	—	—	—	—
Laura Felice	—	—	—	—	—
Paul Cichocki	—	—	—	—	—
Jeff Desroches	1,125	—	20	—	1,145
Bill Werner	—	—	—	—	—
(1)	The balances, if any, shown represent compensation already reported in the “Summary Compensation Table” in the proxy statement for fiscal year 2023.
Under the Executive NQDC Plan, only Mr. Desroches elected to defer a portion of his base salary for fiscal year 2023. For additional information regarding the deferred compensation plans included in the above table, please refer to the “—Executive Retirement Plan and Non-Qualified Deferred Compensation Plan” section, above.
Employment agreements and potential payments upon termination or change in control
The following section describes the employment agreements that we have, or had, as applicable with our NEOs as well as other severance or change in control arrangements or policies, including applicable terms of equity awards. The company, in its discretion, may also decide to provide payments or benefits that are not specifically required to these agreements, arrangements or policies in connection with any particular termination or change in control.
NEO employment agreements
BJ’s Wholesale Club, Inc. has entered into employment agreements with each of Mr. Eddy, dated as of January 30, 2011; Ms. Felice, dated May 10, 2021, Mr. Cichocki, dated as of January 30, 2020; Mr. Desroches, dated as of April 18, 2018; and Mr. Werner dated as of May 10, 2021. The initial term of Mr. Eddy’s employment agreement was for a period of five years, ending on January 30, 2016, after which he was to remain employed by the company subject to the termination provisions of his agreement; none of Ms. Felice’s
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or Messrs. Cichocki’s, Desroches’ or Werner’s employment agreements specified a term of employment. Mr. Eddy is subject to a 24-month post termination non-competition covenant, a 24-month post-termination non-solicitation covenant, and a perpetual confidentiality covenant. Ms. Felice and Messrs. Cichocki, Desroches and Werner are each subject to a 12-month post termination non-competition covenant, a 24-month post-termination non-solicitation covenant, and a perpetual confidentiality covenant.
Pursuant to each employment agreement (except for Mr. Eddy), the company has certain obligations that become due in the event of termination. If any of Ms. Felice and Messrs. Cichocki, Desroches and Werner are terminated by the company without cause (as defined in the applicable employment agreement), then, subject to the executive entering into a binding and irrevocable release of claims and the executive’s continued compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, each executive is entitled to receive (i) a continuation of his base salary for a period of 24 months after termination, (ii) an amount equal to the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the company’s applicable health plans for up to 24 months, subject to earlier termination in specified instances and payable over such period, (iii) a pro rata portion of any amounts the executive would have been entitled to receive under the company’s Annual Incentive Plan had she or he remained employed by the company until the end of the fiscal year during which termination occurred, payable in lump sum and (iv) any other payments or benefits arising from the executive’s participation in other company plans to the extent such plans provide for post-termination employment benefits.
Upon a termination due to death or disability, in addition to the accrued amounts, subject to the execution of a release of claims, each of the executives is eligible to receive (i) the annual cash incentive the executive would have been entitled to receive had he remained employed until the end of the fiscal year (prorated for the period of active employment during the fiscal year), and (ii) any other payments or benefits arising from the executive’s participation in other company plans to the extent such plans provide for post-termination employment benefits.
On May 10, 2021, the company entered into an employment agreement with Mr. Eddy, in connection with his promotion to the office of president and chief executive officer of the company, effective April 19, 2021, which superseded his previous employment agreement described above. In fiscal year 2023, the compensation committee approved an increase in Mr. Eddy’s annual base salary from $1.2 million to $1.35 million. Additionally, the compensation committee approved a fiscal year 2023 target annual cash incentive award opportunity equal to 150% of his annual base salary, and annual long-term incentive awards in the amount of $8.0 million, consisting of 50% performance-based restricted stock units and 50% restricted stock, for a target total direct compensation for fiscal year 2023 equal to $11.375 million. Mr. Eddy’s current employment agreement also provides that on or after April 19, 2021, to the extent Mr. Eddy’s employment is terminated without cause (as defined in such employment agreement), he is entitled to receive, in addition to any accrued amounts, subject to his entering into a binding and irrevocable release of claims and his continue compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, (i) an amount equal to the sum of (a) his base salary for a period of 12 months after termination and (b) his target annual cash incentive, payable in substantially equal installments in such manner and at such times as Mr. Eddy’s base salary was being paid immediately prior to such termination (or if such termination occurs upon or following the occurrence of a change in control, such amount will be paid in a single lump sum); (ii) an amount equal to the difference between Mr. Eddy’s actual COBRA premium costs and the amount he would have paid had he continued coverage as an employee under the company’s applicable health plans for up to 12 months, subject to earlier termination in specified instances, (iii) if such termination had occurred on or after July 1st of a fiscal year, a pro rata portion of the annual cash incentive to which Mr. Eddy would have been entitled had he remained employed by the company until the end of the fiscal year, (iv) full accelerated vesting of any stock awards or stock options that are unvested and held by him as of the termination date and (v) any other payments or benefits arising from Mr. Eddy’s participation in other company plans to the extent such plans provide for post-termination employment benefits. The employment agreement also includes provisions regarding termination due to death or disability that are the same as those contained in Mr. Eddy’s prior employment agreement.
Equity awards
Generally, the terms of our 2018 Plan and the applicable award agreements entered into with our NEOs provide that, as of the date of an NEO’s termination of employment, unvested options and restricted stock will automatically be forfeited, cancelled or repurchased, as applicable. However, all outstanding equity award agreements with our NEOs provide for, upon termination due to death or disability, as applicable: (i) full vesting of all time-based awards, including restricted stock awards and stock options, (ii) pro-rata vesting of all performance-based awards, including performance share units, based on actual performance as of the end of the applicable performance period, pro-rated based on the period of employment during the applicable performance period, and (iii) the extension of the post-termination exercise window for vested stock options from 90 days to three years. Additionally, in the event of a change in control, as defined in the 2018 Plan, any outstanding awards granted under the 2018 Plan (other than those subject to performance-based vesting) will continue in effect or be assumed or substituted by the successor of the company or the company, if the surviving entity, unless the compensation committee elects to (i) terminate such awards in exchange for cash, rights or property, or (ii) cause such awards to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control. Any awards subject to performance-based vesting terms will be treated as provided in the applicable award agreement or as determined by the compensation committee (or its successor) within its sole discretion. However, if the applicable NEO’s employment is terminated without cause (as such term is defined in the sole discretion of the compensation committee or set forth in the applicable award agreement) upon or within the 24 month period following a change in control, then the vesting of any awards that were continued, assumed or substituted will accelerate and the NEO will become fully vested in such
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awards. In the event of termination of employment with us, vested stock options granted under our 2018 Plan that would otherwise remain exercisable generally cease to be exercisable three months or 90 days after termination of employment, except in connection with a termination due to death or disability as discussed above. In the event of termination of employment with us, vested stock options under the 2011 Plan that would otherwise remain exercisable generally cease to be exercisable 90 days after termination of employment or, in the event of a termination due to death or disability, one year after termination of employment. All unexercised stock options are immediately forfeited in the event of a termination of employment for cause.
Annual Incentive Plan
Pursuant to the terms of the Annual Incentive Plan, if a participant’s employment is terminated during a fiscal year due to death, retirement on or after age 65 or retirement on or after age 55 with a minimum of ten years of service, then the participant is entitled to a pro rata portion of the annual cash incentive to which the participant would have been entitled for that fiscal year under the Annual Incentive Plan had the participant remained employed by the company until the end of the fiscal year.
Summary of potential payments upon a termination or change in control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of a qualifying termination of employment or change in control, assuming that each NEO’s termination of employment with the company or a change in control occurred on February 3, 2024. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees. Each of the payments below are subject to the NEOs compliance with certain restrictive covenants including, but not limited, to non-solicits and non-competes as provided in their respective employment agreements.
Name	Benefit	Termination without cause or for good reason, as applicable ($)	Termination due to death or disability ($)(1)(2)	Change in control ($)	Qualifying termination without cause or for good reason, as applicable, in connection with a change in control ($)

Bob Eddy	Severance benefit(3)	3,375,000	—	—	3,375,000
	Continuation of health benefits(4)	23,077	23,077	—	23,077
	Value of accelerated stock awards(5)	7,076,424	7,076,424	—	7,076,424
	Value of accelerated performance stock unit awards	—	24,836,519	13,490,187(6)	13,490,187
	Annual incentive(7)	—	—	—	—
	Other(8)	—	—	—	—
Laura Felice	Severance benefit(9)	1,500,000	—	—	1,500,000
	Continuation of health benefits(10)	23,077	23,077	—	23,077
	Value of accelerated stock awards(5)	—	1,579,721	—	1,579,721
	Value of accelerated performance stock unit awards	—	2,189,074	1,322,922(6)	1,322,922
	Annual incentive(7)	—	—	—	—
	Other(8)	—	—	—	—
Paul Cichocki	Severance benefit(9)	1,800,000	—	—	1,800,000
	Continuation of health benefits(10)	20,795	20,795	—	20,795
	Value of accelerated stock awards(5)	—	2,544,984	—	2,544,984
	Value of accelerated performance stock unit awards	—	5,260,710	2,998,912(6)	2,998,912
	Annual incentive(7)	—	—	—	—
	Other(8)	—	4,763	180,000	—
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Name	Benefit	Termination without cause or for good reason, as applicable ($)	Termination due to death or disability ($)(1)(2)	Change in control ($)	Qualifying termination without cause or for good reason, as applicable, in connection with a change in control ($)

Jeff Desroches	Severance benefit(9)	1,300,000	—	—	1,300,000
	Continuation of health benefits(10)	20,795	20,795	—	20,795
	Value of accelerated stock awards(5)	—	1,419,801	—	1,419,801
	Value of accelerated performance stock unit awards	—	2,942,906	1,676,758(6)	1,676,758
	Annual incentive(7)	—	—	—	—
	Other(8)	—	—	—	—
Bill Werner	Severance benefit(9)	1,150,000	—	—	1,150,000
	Continuation of health benefits(10)	23,077	23,077	—	23,077
	Value of accelerated stock awards(5)	—	1,369,870	—	1,369,870
	Value of accelerated performance stock unit awards	—	2,491,835	1,771,499(6)	1,771,499
	Annual incentive(7)	—	—	—	—
	Other(8)	—	—	—	—
(1)
As set forth above under “—Equity Awards”, subsequent to January 30, 2021, the compensation committee determined to modify all applicable award agreements entered into with our NEOs to address the treatment of such awards upon the death of the NEO.

(2)
For valuation purposes, we have assumed the closing price of our common stock on the NYSE on February 2, 2024 (the last trading day prior to February 3, 2024) of $64.51, and that the 2021 PSUs would be earned at 200% of target, the 2022 PSUs would be earned at a level between target and 200% of target, and the 2023 PSUs would be earned at a level below target. A pro rata portion of the PSUs shall vest based on the total number of PSUs multiplied by a fraction, the numerator of which shall be the number of calendar days from the first day of the performance period to the date of such termination due to death or disability and the denominator of which shall be the total number of days in the performance period.

(3)
Such amount includes 12 months’ base salary and the executive’s target annual cash incentive, payable in substantially equal installments for 12 months after termination and in a single lump sum in respect of a qualifying termination occurring on or following a change in control. This amount is also payable upon Mr. Eddy’s resignation for good reason as defined in Mr. Eddy’s employment agreement.

(4)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the company’s applicable health plans for 12 months. This amount is also payable upon a termination by Mr. Eddy for good reason as defined in Mr. Eddy’s employment agreement.

(5)
Includes shares of restricted stock. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $64.51, the closing price of our common stock on the NYSE on February 2, 2024 (the last trading day prior to February 3, 2024).

(6)
Includes performance stock units (“PSUs”). Performance condition will be deemed achieved at target, irrespective of actual achievement of the performance condition, and a pro rata portion of the PSUs shall vest based on the total number of PSUs multiplied by a fraction, the numerator of which shall be the number of calendar days from the first day of the performance period to the date of such change in control and the denominator of which shall be the total number of days in the performance period. The value was calculated by multiplying the number of pro-rate shares of stock by $64.51, the closing price of our common stock on the NYSE on February 2, 2024 (the last trading day prior to February 3, 2024).

(7)	No amounts are shown because the executives already were fully vested in their annual cash incentives on February 3, 2024.
(8)
For Mr. Cichocki (i) the amount in the column relating to a change in control represents the value of all unvested amounts previously contributed under the Executive Retirement Plan, all of which would vest upon a change in control, plus the tax gross-up payment that would be made upon vesting and (ii) the amount in the column relating to termination due to death or disability represents the value all unvested balances in Mr. Cichocki’s account under the company’s 401(k) plan that would vest in such event. Generally, under the company’s 401(k) plan, participants vest in amounts attributable to the company’s matching contributions based on their years of service with the company, with 25% vesting for each year of service and participants with four or more years of service being fully vested. Participants not otherwise fully vested, will fully vest upon a termination due to death or disability or if they remain employed by the company at the time they reach age of 65.

(9)	Such amount includes 24 months’ base salary, payable in substantially equal installments for 24 months after termination.
(10)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the company’s applicable health plans for twenty-four months.

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Compensation risk assessment and management
We monitor our compensation policies and practices for our employees to determine whether they encourage unnecessary or excessive risk-taking. Due to the greater emphasis placed on incentive compensation at higher levels of our organization, and the fact that these individuals are more likely to make decisions that impact corporate performance and could have a material adverse effect on us, our review focuses primarily on our executive compensation policies and practices. We believe that the risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us primarily because of the following reasons:
•	Vesting conditions. Vesting schedules for restricted stock, performance share units and non-qualified stock options cause management to have a significant amount of unvested awards at any given time;
•	Balanced incentives. Our executive compensation program has a meaningful focus on long-term equity compensation with fixed and variable features;
•
Multiple performance objectives. Short-term or annual incentive compensation opportunities are capped and therefore do not incentivize employees to maximize short-term performance at the expense of long-term performance and annual cash incentive compensation is based on pre-established company financial metrics;

•
Recoupment protocols. We have a clawback policy that will allow us to recoup incentive compensation in the event of a restatement or material miscalculation that resulted from fraud or other intentional misconduct by one of our executive officers;

•	Competitive alignment. Our compensation levels and opportunities are in line with appropriate competitive practice;
•	Equity ownership requirements. Our executives and directors are expected to maintain an ownership interest in the company, which an alignment of their interests with those of our shareholders; and
•	Incentive plan caps. Executive incentive plans are capped at 200% of target.
Director and executive stock ownership guidelines
In order to complement our compensation programs and further align the interests of our NEOs with those of our shareholders, our board adopted director stock ownership guidelines and executive stock ownership guidelines pursuant to which the following persons are expected to own equity in the company with the following aggregate market values:
Position	Stock ownership guidelines
Chief executive officer	5x annual base salary
Executive vice president	3x annual base salary
Senior vice president	1x annual base salary
Non-employee director	5x annual cash retainer, excluding committee retainers or retainers paid for service as lead director
Our non-employee directors and our executive officers are expected to attain compliance with these ownership guidelines by the fifth anniversary of our IPO, if serving as a non-employee director or executive officer at the time of our IPO, or by the fifth anniversary of their appointment or election, in the case of a non-employee director, or their hire or promotion date, in the case of an executive officer. Thereafter, non-employee directors and executive officers are required to certify as to his or her compliance with these ownership guidelines at least once each year.
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2023 CEO pay ratio
As required by Item 402(u) of Regulation S-K, the company is disclosing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our employees (other than the CEO) for fiscal year 2023:
•	The total annual compensation of our CEO was $10,858,552 as disclosed in the Summary Compensation Table.
•	The annual total compensation of our median employee was $25,708.
•	The ratio of the total annual compensation of our CEO to the annual total compensation of our median employee was 422 to 1.
We identified the median employee for the fiscal year 2023 pay ratio using the following methodology and material assumptions. To identify the median of the total annual compensation of our active employees as of February 3, 2024, we used total wages from our payroll records for the period from January 29, 2023 (the first day of fiscal year 2023) through February 3, 2024 (the last day of fiscal year 2023); we included any full-time, part-time, temporary or seasonal employees, but excluded our CEO; and we did not annualize compensation for any full-time or part-time permanent employees who were employed by the company on January 29, 2023 but did not work for us the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.2
We determined the annual total compensation for fiscal year 2023 of our median employee (who was calculated to be a part-time employee) in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table.
This information is being provided for compliance purposes. The ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies. Neither the compensation committee nor management of the company used the pay ratio measure in making compensation decisions.
[2]
The calculation of the annual total compensation of our median employee for fiscal years prior to 2023 was corrected to include annual incentive amounts in the year incentives are earned instead of the year incentives are paid.

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Pay versus performance
The information below presents the relationship between the compensation of the company’s named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K (“Pay Versus Performance Table”). For a discussion of the company’s compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Pay Versus Performance Table
The information below presents the relationship between compensation actually paid (“CAP”) of the company’s NEOs and certain performance measures in accordance with Item 402(v) of Regulation S-K.
Year (a)	Summary Compensation Table total for first Principal Executive Officer (“PEO”)[1] (b)	Compensation actually paid to first PEO[2] (c)	Summary Compensation Table total for second PEO[1] (b)	Compensation actually paid to second PEO[2] (c)	Average Summary Compensation Table total for non-PEO NEOs[1] (d)	Average compensation actually paid to Non-PEO NEOs[2] (e)	Value of initial fixed $100 investment based on:		Net income (millions) (h)	Adjusted EBITDA (millions)[4] (i)
							Total shareholder return (f)	Peer group total shareholder return[3] (g)
2023	$ 10,858,552	$ 6,059,860	—	—	$3,021,845	$2,293,990	$314.38	$174.15	$524	$ 1,088
2022	12,249,164	23,888,302	—	—	3,548,597	6,422,497	339.68	124.00	513	914
2021	16,340,546	37,445,973	$21,626,020	$15,984,701	3,681,469	7,736,013	282.32	149.73	427	880
2020			16,157,250	20,079,361	4,171,404	10,557,454	205.03	141.39	421	857
(1)
For 2023 and 2022, the PEO is Mr. Eddy. For 2021, the first PEO is Mr. Eddy, who was appointed as president and chief executive officer on April 19, 2021. The second PEO is Mr. Delaney, who served as our PEO in 2020 and 2021 until he passed away unexpectedly on April 8, 2021. Our non-PEO NEOs for the covered years are as follows:

2020	2021	2022	2023
Bob Eddy	Laura Felice	Laura Felice	Laura Felice
Paul Cichocki	Paul Cichocki	Paul Cichocki	Paul Cichocki
Jeff Desroches	Jeff Desroches	Jeff Desroches	Jeff Desroches
Scott Kessler	Bill Werner	Scott Kessler	Bill Werner
Chris Baldwin
In 2020, Mr. Eddy served as our executive vice president, chief financial and administrative officer.
(2)	The following adjustments relating to equity awards were made to total compensation for each year to determine CAP as computed in accordance with Item 402(v) of Regulation S-K:
Year	Summary Compensation Table total	Total equity award adjustments	Compensation actually paid
First PEO (Mr. Eddy)
2023	$10,858,552	($4,798,692)	$6,059,860
Non-PEO NEOs
2023	$3,021,845	($727,855)	$2,293,990
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The total equity award adjustments for each applicable fiscal year are detailed below:
Year	Value of equity awards disclosed in the Summary Compensation Table	Year end fair value of equity awards granted in the year and unvested	Year-over-year change in fair value of outstanding and unvested equity awards	Fair value as of vesting date of equity awards granted and vested in year	Year-over-year change in fair value of equity awards granted in prior years that vested in the applicable year	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Total equity award adjustments

First PEO (Mr. Eddy)
2023	($7,999,978)	$5,868,410	($3,751,037)	$0	$1,083,913	$0	($4,798,692)
Non-PEO NEOs
2023	($1,799,892)	$1,320,310	($628,820)	$0	$380,546	$0	($727,855)
The valuation methodologies used to calculate fair values for each measurement date do not materially differ from those used at the time of grant of each respective award.
(3)	Represents total shareholder return for the S&P 500 Retail Index.
(4)	Represents Adjusted EBITDA, which is defined in the Compensation Discussion and Analysis section of this Proxy Statement.
Relationship between compensation actually paid and financial performance
In accordance with Item 402(v) of Regulation S-K, the following graphs illustrate the relationship between the amounts disclosed in the Pay Versus Performance Table, above, as CAP to Total Shareholder Return, Peer Group Total Shareholder Return, GAAP Net Income and Adjusted EBITDA.

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Tabular list of performance measures
The following table lists the financial performance measures that the company considers to be the most important financial performance measures used by the company to link compensation actually paid to its NEOs for the most recently completed fiscal year to performance of the company.
Adjusted EBITDA
Comparable club sales
Adjusted EPS
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Compensation committee interlocks and insider participation
During fiscal year 2023, the members of the compensation committee (or other committee performing equivalent functions) were Darryl Brown, Steve Ortega, Ken Parent and Chris Peterson.
During fiscal year 2023, none of our executive officers served as a member of the board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the board or compensation committee.
Compensation committee report
The compensation committee has discussed and reviewed the prior Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:
Ken Parent (Chair)
Darryl Brown
Steve Ortega
Chris Peterson
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Proposal 3 Ratification of appointment of independent registered public accounting firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account, the overall strength and reputation of the firm, the firm’s global capabilities relative to our business and the firm’s knowledge of our operations. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2024.

The board unanimously recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification because we value our shareholders’ views on the company’s independent registered public accounting firm and it is a good corporate governance practice. If our shareholders do not ratify the appointment, the audit committee will take that act into consideration, together with such other factors it deems relevant, in determining its next appointment of independent auditors. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders.
Board recommendation
The board unanimously recommends you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.
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Audit, audit-related, tax and all other fees
The table below sets forth the aggregate fees billed to BJ’s for services related to fiscal year 2023 and fiscal year 2022, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.
Fiscal year 2023 ($)	Fiscal year 2022 ($)
Audit fees(1)	3,378,587	3,300,238
Audit-related fees(2)	75,174	—
Tax fees(3)	172,843	213,801
All other fees(4)	2,125	3,081
Total fees	3,628,729	3,517,120
(1)
Audit fees consisted of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of internal controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted of fees billed for environmental, social and governance-related services.
(3)
Tax fees consisted of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and compliance work.

(4)	All other fees related to licenses for accounting research software.
Pre-approval policies and procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
The services provided to us by PricewaterhouseCoopers LLP in fiscal year 2023 and fiscal year 2022 were provided in accordance with our pre-approval policies and procedures, as applicable.
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Audit committee report
The audit committee operates pursuant to a charter which is reviewed periodically by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management the company’s audited financial statements for fiscal year 2023. The audit committee also discussed with the company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the board that the company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal year 2023 filed with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Chris Peterson (Chair)
Maile Naylor
Steve Ortega
Marie Robinson
Rob Steele
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Beneficial ownership
To our knowledge, except as otherwise indicated, each of the persons, groups of affiliated persons or entities listed in the tables below has sole voting and investment power with respect to the shares beneficially owned by him, her or such group or entity. For purposes of the tables below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after April 1, 2024. For purposes of computing the percentage of outstanding shares held by each person, group of affiliated persons or entities named below, any shares that such person, group of affiliated persons or entities has the right to acquire within 60 days after April 1, 2024 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, group of affiliated persons or entities. The percentage of shares beneficially owned is computed on the basis of 133,233,789 shares of our common stock outstanding as of April 1, 2024.
Beneficial ownership of directors and executive officers
The following beneficial ownership table sets forth, as of April 1, 2024, information regarding the beneficial ownership of the company’s common stock by (i) each of our current directors and our NEOs for fiscal year 2023; and (ii) all current directors and executive officers as a group.
Name of beneficial owner(1)	Shares beneficially owned	% of shares beneficially owned
Bob Eddy(2)	1,114,906	*
Chris Baldwin(3)	552,097	*
Jeff Desroches(4)	242,707	*
Laura Felice(5)	203,406	*
Paul Cichocki(6)	195,514	*
Bill Werner(7)	129,295	*
Rob Steele(8)	34,132	*
Ken Parent(9)	22,319	*
Chris Peterson(10)	20.431	*
Michelle Gloeckler(11)	16,244	*
Maile Naylor(12)	16,244	*
Darryl Brown(13)	8,307	*
Steve Ortega(14)	2,414	*
Marie Robinson(15)	2,414	*
All directors and executive officers as a group (17 persons)(16)	2,649,734	2.0%
*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Address for all persons listed is c/o BJ’s Wholesale Club, Inc., 350 Campus Drive, Marlborough, Massachusetts 01752.
(2)
Consists of (a) 2,000 shares of common stock held by his minor children, (b) 244,468 shares of common stock, (c) 267,324 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (d) 601,114 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(3)
Consists of (a) 170,880 shares of common stock, (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 378,803 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(4)
Consists of (a) 81,329 shares of common stock, (b) 20,071 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 141,307 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(5)
Consists of (a) 62,374 shares of common stock, and (b) 27,893 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 113,139 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(6)	Consists of (a) 157,425 shares of common stock and (b) 38,089 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) .
(7)
Consists of (a) 22,314 shares of common stock, (b) 18,842 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions), and (c) 88,139 of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(8)
Consists of (a) 19,905 shares of common stock, (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 11,813 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

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(9)	Consists of (a) 19,905 shares of common stock and (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions.
(10)	Consists of (a) 18,017 shares of common stock and (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(11)	Consists of (a) 13,830 shares of common stock and (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(12)	Consists of (a) 13,830 shares of common stock and (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(13)	Consists of (a) 5,893 shares of common stock and (b) 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(14)	Consists of 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(15)	Consists of 2,414 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(16)
Consists of (a) 866,091 shares of common stock, (b) 449,328 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 1,334,315 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

Beneficial ownership of more than 5% shareholders
Based on information available as of April 1, 2024, the following are the only beneficial owners of more than 5% of the company’s common stock:
Name and Address of Beneficial Owner	Shares Beneficially Owned	% of Shares Beneficially Owned
BlackRock, Inc.(1) 50 Hudson Yards New York, New York 10001	11,669,848	8.7%
FMR LLC(2) 245 Summer Street Boston, Massachusetts 02210	15,941,994	11.95%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	13,352,578	10.01%
(1)
Based on a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power over 11,274,738 shares of our common stock and sole dispositive power over 11,669,848 shares of our common stock.

(2)
Based on a Schedule 13G/A filed with the SEC on February 9, 2024, FMR LLC has sole voting power over 15,137,055 shares of our common stock and sole dispositive power over 15,941,994 shares of our common stock.

(3)
Based on a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power over 49,059 shares of our common stock, sole dispositive power over 13,161,346 shares of our common stock and shared dispositive power over 191,232 shares of our common stock.

Certain relationships and related person transactions
Review and approval of related person transactions
The board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock listed on the NYSE. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Indemnification agreements
Our bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our bylaws. In addition, our charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
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We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.
Shareholder proposals and director nominations
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our secretary at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752, in writing not later than January 9, 2025.
Shareholders intending to present a proposal at the 2025 Annual Meeting, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our secretary receive written notice from the shareholder of record at the time of giving notice of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of shareholders. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on February 20, 2025 and no later than the close of business on March 22, 2025. The notice must contain the information required by our bylaws. In the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after June 20, 2025, then our secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting and not later than the close of business of the 90th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2025.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
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QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report for the fiscal year ended February 3, 2024 (referred to as the “Proxy Materials”) or (2) if requested, mailed you a paper copy of the Proxy Materials. You received these Proxy Materials because you were a shareholder of record as of the close of business on April 29, 2024. If you have not received, but would like to receive, a paper copy of the Proxy Materials in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What is the date, time and location of the Annual Meeting?
The Annual Meeting will be held on Thursday, June 20, 2024 at 8:00 a.m., Eastern Time. The Company will be hosting the meeting live via the Internet. To attend the Annual Meeting via the Internet please visit www.virtualshareholdermeeting.com/BJ2024.
Shareholders who choose to attend the Annual Meeting will do so by accessing a live audio webcast of the Annual Meeting via the Internet at the link provided above. At this website, shareholders will be able to listen to the Annual Meeting live, submit questions and submit their vote while the Annual Meeting is being held. Please see “How Can I Attend and Vote at the Annual Meeting?” below for more information.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
❖	Proposal 1:	Election of nine director nominees;
❖	Proposal 2:	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
❖	Proposal 3:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
As of the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any continuation, postponement or adjournment thereof for consideration, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who is entitled to attend and vote at the Annual Meeting?
The board has set April 29, 2024 as the record date for the Annual Meeting. All persons who were registered holders of BJ’s Wholesale Club Holdings, Inc. common stock at the close of business on that date are shareholders of record for the purposes of the Annual Meeting and will be entitled to receive notice of, to attend and to vote at, the Annual Meeting
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or any continuation, postponement or adjournment thereof. At the close of business on the record date, there were 132,814,971 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
Beneficial owners who, at the close of business on the record date, held their shares in an account with a broker, bank or other holder of record generally cannot vote their shares directly and instead must instruct the record holder how to vote their shares. See “How Do I Vote?—Beneficial Owners” below for more information.
What are the deadlines to submit my vote?
The deadlines to submit your votes for the Annual Meeting are set forth below.

Internet Visit www.proxyvote.com Votes cast via the Internet must be received by 11:59 p.m. EDT on June 19, 2024.	QR code Scan the QR code Votes cast by scanning the QR code must be received by 11:59 p.m. EDT on June 19, 2024.

Telephone Call 1 (800) 690-6903 Votes cast by phone must be received by 11:59 p.m. EDT on June 19, 2024.	Mail Mail your proxy card Votes cast by mail must be received by 11:59 p.m. EDT on June 19, 2024.

How do I vote?
Registered shareholders (that is, shareholders who hold shares in their own name) can vote in any of the following ways:
❖	Via the internet:
Go to www.proxyvote.com to vote via the Internet using the 16-digit control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

❖	By QR code:	Scan the QR code located on your proxy card or Notice of Internet Availability to access www.proxyvote.com and vote your shares online. Additional software may be required for scanning.
❖	By telephone:
Call 1 (800) 690-6903 from the United States. You will need to use the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.

❖	By mail:
If you received a paper copy in the mail of the Proxy Materials and a proxy card, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. You may also appoint a proxy to attend, speak and vote your shares at the Annual Meeting by submitting the proxy card and delivering such proxy to the company’s general counsel and secretary at 350 Campus Drive, Marlborough, Massachusetts 01752. The proxy need not be a registered shareholder. Proxies must be received by the deadlines set forth below under “What Are the Deadlines to Submit My Vote?”

If you sign and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board as described in this Proxy Statement. If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in

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accordance with their discretion and judgment. The board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.
If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.
Beneficial owners that is, shareholders who shares are held in the name of a bank, broker or other holder of record (sometimes referred to as holding shares in “street name”), will receive voting instructions from the holder of record. You must follow the instructions of such broker, bank or other holder of record in order for your shares to be voted.
Can I revoke my proxy or change my vote after I have voted?
Yes. If you are a registered shareholder and previously voted by Internet, telephone, scanning a QR code or mail, you may revoke your proxy or change your vote by:
▪	voting online at the Annual Meeting;
▪	voting again by Internet, telephone or scanning the QR code as set forth above before the closing of those voting facilities at 11:59 pm EDT on June 19, 2024;
▪	mailing a proxy card that is properly signed and dated with a later date than your previous vote and that is received no later than 11:59 pm EDT on June 19, 2024; or
▪
sending a written notice of revocation to our general counsel and secretary, c/o BJ’s Wholesale Club Holdings, Inc., 350 Campus Drive, Marlborough, Massachusetts 01752, which must be received before the commencement of the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance online (without further action) at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the company before your proxy is voted or you vote at the Annual Meeting.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the board. The board’s recommendations are set forth below under “How Does the Board Recommend That I Vote?”, as well as with the description of each proposal in this Proxy Statement.
How can I attend and vote at the Annual Meeting?
To attend and participate in the Annual Meeting, shareholders may access the live audio webcast of the meeting in the following manner:
❖
Shareholders of record will need to log in at www.virtualshareholdermeeting.com/BJ2024 using their 16-digit control number provided in the Notice and Access Card and in the instructions that accompany the proxy materials.

❖	Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.
If you are unable to locate your control number, you will still be able to join the Annual Meeting as a guest by accessing www.virtualshareholdermeeting.com/BJ2024 and following the guest login instructions; you will not, however, be able to vote or submit questions.
Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/BJ2024.
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Access to the audio webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. We encourage shareholders to login to this website and access the webcast before the Annual Meeting's start time. Online check-in will begin at 7:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
Submitting questions at the Annual Meeting. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the Annual Meeting in accordance with the rules of conduct for the Annual Meeting that are pertinent to the company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. The rules of conduct for the Annual Meeting will be available at www.virtualshareholdermeeting.com/BJ2024 during the Annual Meeting. Only shareholders who log in using their unique 16-digit control number, which appears on the Notice and Access Card and the instructions that accompany the proxy materials, will be able to submit questions at the Annual Meeting.
Availability of live webcast to team members and other constituents. The live audio webcast will be available not only to our shareholders, but also to our team members and other constituents. Such constituents will be able to attend the virtual Annual Meeting by accessing www.virtualshareholdermeeting.com/BJ2024 and following the guest login instructions; they will not, however, be able to vote or submit questions.
Webcast replay of the Annual Meeting. A webcast replay of the Annual Meeting will be available until the sooner of June 20, 2025 or the date of the next Annual Meeting of Shareholders to be held in 2025.
Technical difficulties or trouble accessing the virtual meeting website. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How many shares must be present to hold the Annual Meeting?
In order to establish a quorum at the Annual Meeting, the holders of a majority in voting power of the company’s common stock issued and outstanding and entitled to vote, must be present by remote communication or represented by proxy. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain, withhold or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then either (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
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How many votes are required to approve each proposal?
The table below further summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes required	Voting options	Impact of “withhold”, “abstain” or broker non-votes	Broker discretionary voting allowed

Proposal 1: Election of nine director nominees	The plurality of the votes cast. This means that the nine nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal 2: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal 3: Ratification of appointment of independent registered public accounting firm
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
(1)	Votes that are “withheld” and broker non-votes will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” or a broker non-vote is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
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What is a “broker non-vote” and how does it affect voting?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because:
❖	the broker has not received voting instructions from the shareholder who beneficially owns the shares; and
❖	the broker lacks the authority to vote the shares at their discretion.
Under current stock exchange interpretations that govern broker non-votes, each of Proposal 1 for the election of director nominees, Proposal 2 for approval, on an advisory (non-binding) basis and of the compensation of our named executive officers, is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal 3 for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024, is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
How does the board recommend that I vote?
The board recommends that you vote:
❖	FOR each of the nominee’s election to the board set forth in this Proxy Statement.
❖	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
❖	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in-person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Additional information
Availability of materials
Important notice regarding the availability of materials for the 2024 Annual Meeting of shareholders to be held on Thursday, June 20, 2024: The Proxy Statement and Annual Report for the fiscal year ended February 3, 2024 are available free of charge at www.proxyvote.com.
Householding of shareholder documents
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BJ2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V42875-P04735

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BJ'S WHOLESALE CLUB HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of nine director nominees for term expiring 2025:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Darryl Brown
02) Bob Eddy
03) Michelle Gloeckler
04) Maile Naylor
05) Steve Ortega
06) Ken Parent
07) Chris Peterson
08) Marie Robinson
09) Rob Steele

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Approve, on an advisory (non-binding) basis, the compensation of the named executive officers of BJ's Wholesale Club Holdings, Inc.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP as BJ's Wholesale Club Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending February 1, 2025.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) [PLEASE SIGN WITHIN BOX] Date

V42876-P04735

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Annual Meeting of Shareholders
June 20, 2024 8:00 a.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Graham Luce and Joe McGrail, and each of them, without the other and with power of substitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy card, all the shares of common stock of BJ'S WHOLESALE CLUB HOLDINGS, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held online at www.virtualshareholdermeeting.com/BJ2024 at 8:00 a.m. Eastern Time on June 20, 2024 or any continuation, postponement or adjournment thereof, with all power which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and in the discretion of the proxies with respect to such matters as may properly come before the Annual Meeting.

(Continued and to be marked, dated and signed, on other side)